Exhibit 2.1

For immediate release

THIS ANNOUNCEMENT IS NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION, IN WHOLE OR IN PART, DIRECTLY OR INDIRECTLY IN OR INTO OR FROM ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OF THAT JURISDICTION

13 October 2014

Recommended Combination

of

Synergy Health plc (“Synergy”)

and

STERIS Corporation (“STERIS”)

Summary

The Boards of STERIS and Synergy are pleased to announce that they have reached agreement on the terms of a recommended combination of Synergy with STERIS.

•	Under the terms of the Combination, Synergy Shareholders will be entitled to receive:

for each Synergy Share:	439 pence in cash and 0.4308 New STERIS Shares

The terms of the Combination represent:

•	A value of £19.50 per Synergy Share based on STERIS’s closing share price of $56.38 on the Latest Practicable Date.

•	A value of £19.43 per Synergy Share based on STERIS’s 30-trading day volume-weighted average price of $56.10 to the Latest Practicable Date.

The value of £19.50 per Synergy Share values the entire issued and to be issued share capital of Synergy on a fully diluted basis at approximately £1.2 billion ($1.9 billion) and represents:

•	A premium of 39% to the closing price of £14.00 per Synergy Share on the Latest Practicable Date.

•	A premium of 32% to the volume weighted average closing price of £14.80 per Synergy Share over the 30 day trading period ended on and including the Latest Practicable Date.

•	A premium of 27% to the highest closing price of £15.30 per Synergy Share over the 52 week period ended on and including the Latest Practicable Date.

•	In order to undertake the Combination, STERIS has incorporated a new company, New STERIS, which is incorporated in England and Wales, Synergy’s jurisdiction of incorporation. Following completion of the Combination, New STERIS will become the holding company of Synergy and STERIS.

•	Immediately following completion of the Combination, Synergy Shareholders are expected to hold New STERIS Shares representing approximately 30% of the issued share capital of New STERIS, thus offering Synergy Shareholders the ability to participate in the future prospects of the Combined Group. STERIS Stockholders are expected to hold New STERIS Shares representing approximately 70% of the issued share capital of New STERIS.

•	Walt Rosebrough (the current STERIS President and CEO) will be the CEO of New STERIS, and John P. Wareham (the current STERIS Chairman) will be the Chairman of New STERIS, once the Combination is completed. The Board of New STERIS is expected to expand to thirteen members, including all ten of the current STERIS Directors. In addition, Synergy Group Chief Executive Dr. Richard Steeves has confirmed that he will join the Board of New STERIS. Two additional directors of New STERIS are expected to be named from among the members of the Synergy Board.

•	It is intended that the New STERIS Shares will be listed on the New York Stock Exchange immediately upon completion of the Combination with ticker symbol number STE.

•	New STERIS is expected to have a combined revenue of approximately $2.6 billion and employ approximately 14,000 people throughout its operations in over 60 countries around the world.

Strategic and Financial Rationale

•	The Combination will strengthen STERIS’s leadership in its infection prevention products and services businesses by bringing together two businesses with a complementary product and geographic offering to create a global leader able to provide comprehensive solutions to its Customers throughout the world, including the largest hospitals and multi-national device companies.

•	The Combination will increase the diversity of the Combined Group’s geographic mix, combining STERIS’s strong presence in North America with Synergy’s strong positions in Europe.

•	The STERIS Board believes that the Combination will result in compelling financial benefits to the Combined Group, including total annual pre-tax cost savings of $30 million or more, which will be phased in 50% in fiscal year 2016 and 100% thereafter. These benefits will be primarily derived from optimising global back-office infrastructure, leveraging best-demonstrated practices across plants, in-sourcing consumables, and eliminating redundant public company costs. This estimate excludes any potential revenue synergies.

•	The Combination is not expected to have an impact on STERIS’s adjusted earnings per diluted share until completion of the Combination, which is anticipated to take place by 31 March 2015. STERIS expects the Combination will be significantly accretive to New STERIS’s adjusted[1] net income per

[1]

Adjusted net income excludes the impact of amortization of purchased intangible assets, acquisition related transaction and integration costs, and certain other items identified in STERIS’s quarterly press releases.

diluted share beginning in fiscal year 2016[2]. STERIS expects that New STERIS will have an effective tax rate of approximately 25% beginning in fiscal year 2016 and that the Combination will provide New STERIS with more flexible access to its global cash flows. The STERIS Board believes that the Combination will put STERIS in a stronger and more sustainable financial position to compete internationally.

•	The Combination will potentially accelerate the growth of both companies, leveraging STERIS’s capabilities and infrastructure to make Synergy’s products and services more successful, and Synergy’s Customer base and markets to cross-sell existing and new STERIS products.

•	It is STERIS’s intent, upon completion of the Combination, to continue to invest in its organic businesses, to maintain its commitment to growth in its dividend, to continue to add adjacent acquisitions, to reduce its leverage and to consider buy-backs as appropriate.

Recommendation and Combination Structure

•	The Combination is intended to be implemented in respect of Synergy by means of the Offer by a Court-sanctioned scheme of arrangement under Part 26 of the Companies Act and in respect of STERIS by the adoption of the U.S. Merger Agreement.

•	The STERIS Board has approved the Combination and unanimously intends to recommend that STERIS Stockholders vote in favour of the adoption of the U.S. Merger Agreement, which is required to give effect to the Combination.

•	The Synergy Directors, who have been so advised by Investec, consider the terms of the Combination to be fair and reasonable. In providing advice to the Synergy Directors, Investec has taken into account the commercial assessments of the Synergy Directors.

•	Accordingly, the Synergy Directors unanimously intend to recommend that Synergy Shareholders vote in favour of the Scheme at the Court Meeting and the Resolution to be proposed at the General Meeting, as the Synergy Directors and their connected persons have irrevocably undertaken to do in respect of 626,623 Synergy Shares representing, in aggregate, approximately 1.06% of the existing issued share capital of Synergy on the Latest Practicable Date.

•	An irrevocable undertaking has also been received from Kabouter Management LLC to vote, or procure the vote, in favour of the Resolutions in respect of Synergy Shares under discretionary management amounting, in aggregate, to 2,179,398 Synergy Shares, which represents approximately 3.69% of the existing issued share capital of Synergy on the Latest Practicable Date.

•	A letter of intent has been received from AXA Investment Managers UK Limited to vote in favour of the Resolutions in respect of 7,131,818 Synergy Shares in respect of which they have discretionary

[2]	The statement that the Combination is earnings accretive should not be construed as a profit forecast and is therefore not subject to the requirements of Rule 28 of the Takeover Code. It should not be interpreted to mean that the earnings per share in any future financial period will necessarily match or be greater than those for the relevant preceding financial period.

management control, which represent approximately 12.08% of the existing issued share capital of Synergy at the Latest Practicable Date.

•	In total therefore, irrevocable undertakings or letters of intent to vote, or procure the vote, in favour of the Resolutions have been received from Synergy Shareholders controlling, in aggregate, 9,937,839 Synergy Shares, which represents approximately 16.83% of the existing issued share capital of Synergy.

•	In order to become effective, the Scheme must be approved by a majority in number of Scheme Shareholders voting at the Court Meeting, either in person or by proxy, representing at least 75% in value of the Scheme Shares voted at the Court Meeting. In addition a special resolution implementing the Scheme and approving the related capital reduction must be passed by Synergy Shareholders representing at least 75% of votes cast at the General Meeting.

•	The Scheme is also subject to the Conditions and further terms set out in Appendix 2 to this Announcement. The Conditions include the approval of the STERIS Stockholders of the STERIS Merger, the sanction of the Scheme by the Court, the satisfaction of certain regulatory conditions (including anti-trust clearances in the U.S. and the United Kingdom) and to the full terms and conditions which will be set out in the Scheme Document.

•	The Scheme Document, containing further information about the Scheme and notices convening the Court Meeting and the General Meeting, will be published in due course and will be made available by STERIS on its website at www.steris.com/synergy and by Synergy on its website at www.synergyhealthplc.com. It is anticipated that the Court Meeting and the General Meeting will occur at the same time or shortly after the meeting of STERIS Stockholders to vote on the STERIS Merger.

•	It is expected that the Scheme will become effective by 31 March 2015, subject to the satisfaction or waiver of the Conditions and certain further terms set out in Appendix 2 to this Announcement.

Commenting on the Combination, Walt Rosebrough, President and CEO of STERIS, said:

“Synergy’s focus on achievement, accountability, integrity and innovation has enabled it to deliver remarkable growth for its Customers, people and shareholders since its founding. We have great respect for the performance that Dr. Richard Steeves and his people have achieved, and look forward to welcoming them to the STERIS team. Together, we create a balanced portfolio of products and services that can be tailored to best serve the evolving needs of our global Customers. Once the transaction is completed, New STERIS will be a global leader in infection prevention and sterilization, better-positioned to provide comprehensive solutions to medical device companies, pharma companies, and hospitals around the world.”

Commenting on the Combination, Dr. Richard Steeves, Group Chief Executive of Synergy, said:

“Synergy shares STERIS’s commitment to growth for all of its Customers and partners, and this acquisition brings together two great companies that share a similar set of values and a strategic vision. The combined entity brings together the strengths of both businesses, allowing New STERIS to accomplish much more than either one of us could separately.”

This summary should be read in conjunction with, and is subject to, the full text of the following Announcement and the Appendices. Certain terms used in this Announcement are defined in Appendix 1 to this Announcement. The Conditions and certain further terms of the Scheme are set out in Appendix 2 to this Announcement. Information in respect of the irrevocable undertakings is set out in Appendix 3 to this Announcement. Appendix 4 to this Announcement contains bases and sources of certain information contained in this Announcement. Appendix 5 to this Announcement contains information relating to synergies and Appendix 6 sets out anticipated provisions which may be included in the constitution of New STERIS.

Enquiries

For further information contact:

STERIS

Investor Contact: Julie Winter, Director, Investor Relations	+1 440 392 7245

Media Contact: Stephen Norton, Senior Director, Corporate Communications	+1 440 392 7482

Lazard (financial adviser to STERIS and New STERIS)

Stephen Sands Nicholas Shott	+44 20 7187 2000

Al Garner Andrew Dickinson	+1 212 632 6000 +1 415 623 5000

Synergy

Dr. Richard Steeves, Group Chief Executive Gavin Hill, Finance Director	+44 1793 891 851

Investec (financial adviser and corporate broker to Synergy)

Patrick Robb Gary Clarence Daniel Adams	+44 20 7597 5970

Lazard & Co., Limited, which is authorised and regulated in the United Kingdom by the Financial Conduct Authority, is acting exclusively as financial adviser to STERIS and New STERIS and no one else in connection with the Combination and will not be responsible to anyone other than STERIS and New STERIS for providing the protections afforded to clients of Lazard & Co., Limited nor for providing advice in relation to the Combination or any other matters referred to in this Announcement. Neither Lazard & Co., Limited nor any of its affiliates owes or accepts any duty, liability or responsibility whatsoever (whether direct or indirect, whether in contract, in tort, under statute or otherwise) to any person who is not a client of Lazard & Co., Limited in connection with this Announcement, any statement contained herein, the Combination or otherwise.

Investec Bank plc, which is authorised in the United Kingdom by the Prudential Regulation Authority and regulated in the United Kingdom by the Financial Conduct Authority and the Prudential Regulation Authority, is acting exclusively as financial adviser to Synergy and no-one else in connection with the subject matter of this Announcement and will not be responsible to anyone other than Synergy for providing the protections afforded to its clients or for providing advice in connection with the subject matter of this Announcement.

IMPORTANT NOTES

This Announcement is not intended to and does not constitute, or form part of, any offer or invitation to sell or purchase any securities or the solicitation of any offer to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any security pursuant to the Scheme or otherwise. The Scheme will be effected solely through the Scheme Document which will contain the full terms and conditions of the Scheme. Any decision in respect of, or other response to, the Scheme or the Combination should be made only on the basis of the information contained in such document.

The release, publication or distribution of this Announcement in jurisdictions other than the United Kingdom may be restricted by law and/or regulation and therefore any persons who are subject to the laws and regulations of any jurisdiction other than the United Kingdom should inform themselves about, and observe, any applicable requirements. Any failure to comply with the applicable requirements may constitute a violation of the laws and/or regulations of any such jurisdiction. To the fullest extent permitted by applicable law, the companies and persons involved in the Scheme disclaim any responsibility and liability for the violation of such restrictions by any person.

The availability of the Scheme to persons who are not resident in the United Kingdom may be restricted by the laws and/or regulations of the relevant jurisdictions in which they are located. The Scheme will not be made available, directly or indirectly, in, into or from any jurisdiction where to do so would violate the laws in that jurisdiction. Any persons who are subject to the laws and regulations of any jurisdiction other than the United Kingdom should inform themselves about, and observe, any applicable requirements. Any failure to comply with the applicable requirements may constitute a violation of the laws and/or regulations of any such jurisdiction. Further details in relation to overseas shareholders will be contained in the Scheme Document.

This Announcement has been prepared for the purpose of complying with English law and the Takeover Code and the information disclosed may not be the same as that which would have been disclosed if this Announcement had been prepared in accordance with the laws of jurisdictions outside of England.

Publication on Website

Pursuant to Rule 26.1 of the Takeover Code, a copy of this Announcement and other documents in connection with the Scheme will, subject to certain restrictions, be available for inspection on STERIS’s website at www.steris.com/synergy and Synergy’s website at www.synergyhealthplc.com no later than 12 noon (London time) on the day following this Announcement. The contents of the websites referred to in this Announcement are not incorporated into, and do not form part of, this Announcement.

Rule 2.10 Disclosures

In accordance with Rule 2.10 of the Takeover Code, as at close of business on 10 October 2014 (being the last business day before the date of this Announcement, there are 59,024,389 Synergy Shares in issue and admitted to trading on the main market of the London Stock Exchange). There are no Synergy Shares held in treasury. The ISIN Number for the Synergy Shares is GB0030757263.

In accordance with Rule 2.10 of the Takeover Code, as at close of business on 10 October 2014 (being the last business day before the date of this Announcement, there are 59,412,728 STERIS Shares issued and outstanding and admitted to trading on the NYSE). The ISIN Number for the STERIS ordinary shares is US8591521005.

Notes Concerning Information Available in the U.S.

This document is provided for informational purposes only and does not constitute an offer to sell, or an invitation to subscribe for, purchase or exchange, any securities or the solicitation of any vote or approval in any jurisdiction, nor shall there be any sale, issuance, exchange or transfer of the securities referred to in this document in any jurisdiction in contravention of applicable law.

It is expected that the New STERIS Shares to be issued by New STERIS to Synergy Shareholders under the Scheme will be issued in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended, provided by Section 3(a)(10) thereof.

In connection with the issuance of New STERIS Shares to STERIS Stockholders pursuant to the STERIS Merger that forms a part of the Combination, New STERIS will file with the SEC a registration statement on Form S-4 that will contain a prospectus of New STERIS as well as a proxy statement relating to the STERIS Merger that forms a part of the Combination, which we refer to together as the Form S-4/Proxy Statement.

INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE FORM S-4/PROXY STATEMENT, AND OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE COMBINATION CAREFULLY AND IN THEIR ENTIRETY, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION, THE PARTIES TO THE TRANSACTION AND THE RISKS ASSOCIATED WITH THE TRANSACTION. Those documents, if and when filed, as well as STERIS’s and New STERIS’s other public filings with the SEC may be obtained without charge at the SEC’s website at www.sec.gov or at STERIS’s website at www.steris-ir.com. Security holders and other interested parties will also be able to obtain, without charge, a copy of the Form S-4/Proxy Statement and other relevant documents (when available) by directing a request by email or telephone to Investor Relations, STERIS Corporation at Julie_Winter@steris.com or +1 440 392 7245. Security holders may also read and copy any reports, statements and other information filed with the SEC at the SEC public reference room at 100 F Street N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at (800) 732-0330 or visit the SEC’s website for further information on its public reference room.

STERIS, its directors and certain of its executive officers may be considered participants in the solicitation of proxies in connection with the transactions contemplated by the Proxy Statement. Information about the directors and executive officers of STERIS is set forth in its Annual Report on Form 10-K for the year ended 31 March, 2014, which was filed with the SEC on 29 May, 2014, and its proxy statement for its 2014 annual meeting of stockholders, which was filed with the SEC on 9 June, 2014. Other information regarding potential participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Form S-4/Proxy Statement when it is filed.

Synergy and New STERIS are each organised under the laws of England. Some of the officers and directors of Synergy and New STERIS may be residents of countries other than the United States. As a result, it may not be possible to sue Synergy, New STERIS or such persons in a non-US court for violations of US securities laws. It may be difficult to compel Synergy, New STERIS and their respective affiliates to subject themselves to the jurisdiction and judgment of a US court or for investors to enforce against them the judgments of US courts.

Notes Regarding New STERIS Shares

The New STERIS Shares to be issued pursuant to the Combination have not been and will not be registered under the relevant securities laws of Japan and the relevant clearances have not been, and will not be, obtained from the securities commission of any province of Canada. No prospectus in relation to the New STERIS Shares has been, or will be, lodged with, or registered by, the Australian Securities and Investments Commission. Accordingly, the New STERIS Shares are not being, and may not be, offered, sold, resold, delivered or distributed, directly or indirectly in or into Australia, Canada or Japan or any other jurisdiction if to do so would constitute a violation of relevant laws of, or require registration thereof in, such jurisdiction (except pursuant to an exemption, if available, from any applicable registration requirements or otherwise in compliance with all applicable laws).

Cautionary Note Regarding Forward-Looking Statements

This Announcement may contain statements concerning certain trends, expectations, forecasts, estimates, or other forward-looking information affecting or relating to Synergy or STERIS or New STERIS or their respective industry, products or activities that are intended to qualify for the protections afforded “forward-looking statements” under the Private Securities Litigation Reform Act of 1995 and other laws and regulations. Forward-looking statements speak only as to the date of this Announcement and may be identified by the use of forward-looking terms such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “targets,” “forecasts,” “outlook,” “impact,” “potential,” “confidence,” “improve,” “optimistic,” “deliver,” “comfortable,” “trend”, and “seeks,” or the negative of such terms or other variations on such terms or comparable terminology. Many important factors could cause actual results to differ materially from those in the forward-looking statements including, without limitation, disruption of production or supplies, changes in market conditions, political events, pending or future claims or litigation, competitive factors, technology advances, actions of regulatory agencies, and changes in laws, government regulations, labeling or product approvals or the application or interpretation thereof. Other risk factors are described herein and in STERIS and Synergy’s other securities filings, including Item 1A of STERIS’s Annual Report on Form 10-K for the year ended March 31, 2014 dated May 29, 2014 and in Synergy’s annual report and accounts for the year ended 30 March 2014 (section headed “principal risks and uncertainties”). Many of these important factors are outside of STERIS’s or New STERIS’s or Synergy’s control. No assurances can be provided as to any result or the timing of any outcome regarding matters described herein or otherwise with respect to any regulatory action, administrative proceedings, government investigations, litigation, warning letters, consent decree, cost reductions, business strategies, earnings or revenue trends or future financial results. References to products and the consent decree are summaries only and should not be considered the specific terms of the decree or product clearance or literature. Unless legally required, neither STERIS, nor New STERIS nor Synergy undertake to update or revise any forward-looking statements even if events make clear that any projected results, express or implied, will not be realized. Other potential risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements include, without limitation, (a) the receipt of approval of both STERIS’s shareholders and Synergy’s shareholders, (b) the regulatory approvals required for the transaction not being obtained on the terms expected or on the anticipated schedule, (c) the parties’ ability to meet expectations regarding the timing, completion and accounting and tax treatments of the Combination, (d) the possibility that the parties may be unable to achieve expected synergies and operating efficiencies in connection with the transaction within the expected time-frames or at all and to successfully integrate Synergy’s operations into those of STERIS, (e) the integration of Synergy’s operations into those of STERIS being more difficult, time-consuming or costly than expected, (f) operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) being greater than expected following the transaction, (g) the retention of certain key employees of Synergy being difficult, (h) changes in tax laws or interpretations that could increase consolidated tax liabilities, including if the transaction is consummated, changes in tax laws that would result in New STERIS being treated as a domestic corporation for United States federal tax purposes, (i) the potential for increased pressure on pricing or costs that leads to erosion of profit margins, (j) the possibility that market demand will not develop for new technologies, products or applications or services, or business initiatives will take longer, cost more or produce lower benefits than anticipated, (k) the possibility that application of or compliance with laws, court rulings, certifications, regulations, regulatory actions, including without limitation those relating to FDA warning notices or letters, government investigations, the outcome of any pending FDA requests, inspections or submissions, or other requirements or standards may delay, limit or prevent new product introductions, affect the production and marketing of existing products or services or otherwise affect Company performance, results, prospects or value, (l) the potential of international unrest, economic downturn or effects of currencies, tax assessments, adjustments or anticipated rates, raw material costs or availability, benefit or retirement plan costs, or other regulatory compliance costs, (m) the possibility of reduced demand, or reductions in the rate of growth in demand, for products and services, (n) the possibility that anticipated growth, cost savings, new product acceptance, performance or approvals, or other results may not be achieved, or that transition, labor, competition, timing, execution, regulatory, governmental, or other issues or risks associated with STERIS and Synergy’s businesses, industry or initiatives including, without limitation, the consent decree or those matters described in STERIS’s Form 10-K for the year ended March 31, 2014 and other securities filings, may adversely impact performance, results, prospects or value, (o) the possibility that anticipated financial results or benefits of recent acquisitions, or of STERIS’s restructuring efforts will not be realized or will be other than anticipated, (p) the effects of the contractions in credit availability, as well as the ability of STERIS and Synergy’s customers and suppliers to adequately access the credit markets when needed, and (q) those risks described in STERIS’s Annual Report on Form 10-K for the year ended March 31, 2014, and other securities filings and in Synergy’s annual report and accounts for the year ended 30 March 2014 (section headed “principal risks and uncertainties”).

No Profit Forecast

No statement in this Announcement is intended as a profit forecast or a profit estimate and no statement in this Announcement should be interpreted to mean that earnings per Synergy Share or STERIS Share for the current or future financial years would necessarily match or exceed the historical published earnings per Synergy Share or STERIS Share.

Quantified Financial Benefits

No statement in the Quantified Financial Benefits Statements, or this Announcement generally, should be construed as a profit forecast or interpreted to mean that the Combined Group’s earnings in the first full year following the Combination, or in any subsequent period, would necessarily match or be greater than or be less than those of STERIS and/or Synergy for the relevant preceding financial period or any other period.

Information relating to shareholders of Synergy

Please be aware that addresses, electronic addresses and certain other information provided by shareholders of Synergy, persons with information rights and other relevant persons for the receipt of communications from Synergy may be provided to New STERIS during the Offer Period as required under Section 4 of Appendix 4 of the Takeover Code.

Dealing Disclosure Requirements

Under Rule 8.3(a) of the Takeover Code, any person who is interested in 1% or more of any class of relevant securities of an offeree company or of any paper offeror (being any offeror other than an offeror in respect of which it has been announced that its offer is, or is likely to be, solely in cash and including STERIS in this instance) must make an Opening Position Disclosure following the commencement of the offer period and, if later, following the announcement in which any paper offeror is first identified.

An Opening Position Disclosure must contain details of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any paper offeror(s). An Opening Position Disclosure by a person to whom Rule 8.3(a) applies must be made by no later than 3.30 pm (London time) on the 10th business day following the commencement of the offer period and, if appropriate, by no later than 3.30 pm (London time) on the 10th business day following the announcement in which any paper offeror is first identified. Relevant persons who deal in the relevant securities of the offeree company or of a paper offeror prior to the deadline for making an Opening Position Disclosure must instead make a Dealing Disclosure.

Under Rule 8.3(b) of the Takeover Code, any person who is, or becomes, interested in 1% or more of any class of relevant securities of the offeree company or of any paper offeror must make a Dealing Disclosure if the person deals in any relevant securities of the offeree company or of any paper offeror. A Dealing Disclosure must contain details of the dealing concerned and of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any paper offeror, save to the extent that these details have previously been disclosed under Rule 8. A Dealing Disclosure by a person to whom Rule 8.3(b) applies must be made by no later than 3.30 pm (London time) on the business day following the date of the relevant dealing.

If two or more persons act together pursuant to an agreement or understanding, whether formal or informal, to acquire or control an interest in relevant securities of an offeree company or a paper offeror, they will be deemed to be a single person for the purpose of Rule 8.3.

Opening Position Disclosures must also be made by the offeree company and by any offeror and Dealing Disclosures must also be made by the offeree company, by any offeror and by any persons acting in concert with any of them (see Rules 8.1, 8.2 and 8.4).

Details of the offeree and offeror companies in respect of whose relevant securities Opening Position Disclosures and Dealing Disclosures must be made can be found in the Disclosure Table on the Takeover Panel’s website at www.thetakeoverpanel.org.uk, including details of the number of relevant securities in issue, when the offer period commenced and when any offeror was first identified. If you are in any doubt as to whether you are required to make an Opening Position Disclosure or a Dealing Disclosure, you should contact the Panel’s Market Surveillance Unit on +44 (0)20 7638 0129.

THIS ANNOUNCEMENT IS NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION, IN WHOLE OR IN PART, DIRECTLY OR INDIRECTLY IN OR INTO OR FROM ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OF THAT JURISDICTION

13 October 2014

Recommended Combination

of

Synergy plc (“Synergy”)

and

STERIS Corporation (“STERIS”)

1. Introduction

The boards of STERIS and Synergy are pleased to announce that they have reached agreement on the terms of a recommended combination of Synergy with STERIS.

The Combination is intended to be implemented in respect of Synergy by means of the Offer by a Court-sanctioned scheme of arrangement between Synergy and Synergy Shareholders under Part 26 of the Companies Act.

The Scheme will be subject to the Conditions set out below and in Appendix 2 to this Announcement and the full terms and conditions to be set out in the Scheme Document.

Subject to the satisfaction or, where appropriate, waiver of the Conditions, it is expected that the Combination will become effective by 31 March 2015. Further details in respect of the expected timetable of key events in relation to the Combination will be set out in the Scheme Document to be sent to Synergy Shareholders in due course.

2. Terms of the Combination

Under the terms of the Combination, Synergy Shareholders will be entitled to receive:

for each Synergy Share:	439 pence in cash and 0.4308 New STERIS Shares

•	The terms of the Combination represent:

•	A value of £19.50 per Synergy Share based on STERIS’s closing share price of $56.38 on the Latest Practicable Date.

•	A value of £19.43 per Synergy Share based on STERIS’s 30 trading day volume-weighted average price of $56.10 to the Latest Practicable Date.

The value of £19.50 per Synergy Share values the entire issued and to be issued share capital of Synergy on a fully diluted basis at approximately £1.2 billion ($1.9 billion) and represents:

•	A premium of 39% to the closing price of £14.00 per Synergy Share on the Latest Practicable Date.

•	A premium of 32% to the volume weighted average closing price of £14.80 per Synergy Share over the 30 day trading period ended on and including the Latest Practicable Date.

•	A premium of 27% to the highest closing price of £15.30 per Synergy Share over the 52 week period ended on and including the Latest Practicable Date.

•	Irrevocable undertakings to vote, or procure the vote, in favour of the Resolutions have been received from Synergy Directors and their connected persons in respect of 626,623 Synergy Shares representing, in aggregate, approximately 1.06% of the existing issued share capital of Synergy on the Latest Practicable Date.

•	An irrevocable undertaking has also been received from Kabouter Management LLC to vote, or procure the vote, in favour of the Resolutions in respect of Synergy Shares in respect of which they have discretionary management control, amounting, in aggregate, to 2,179,398 Synergy Shares, which represents approximately 3.69% of the existing issued share capital of Synergy on the Latest Practicable Date.

•	A letter of intent has been received from AXA Investment Managers UK Limited to vote in favour of the Resolutions in respect of 7,131,818 Synergy Shares in respect of which they have discretionary management control which represent approximately 12.08% of the existing issued share capital of Synergy at the Latest Practicable Date.

•	In total therefore, irrevocable undertakings or letters of intent to vote, or procure the vote, in favour of the Resolutions have been received from Synergy Shareholders controlling, in aggregate, 9,937,839 Synergy Shares, which represents approximately 16.83% of the existing issued share capital of Synergy.

3. Information on Synergy

Synergy delivers a range of specialist outsourced services to healthcare providers and other customers concerned with health management. Synergy’s services support its customers to improve the quality and efficiency of their activities, whilst reducing risks to their patients and clients.

Synergy’s core services are the sterilization of medical devices, infection control and environmental management services, and other niche outsourced services such as laboratory services (pathology, toxicology, food testing and microbiology). Synergy’s strategy in these markets is to gain consolidated, competitive positions with scale benefits which enables it to leverage pricing power with cost leadership programmes.

Synergy operates across three service lines:

•	Hospital Sterilization Services (“HSS”) - outsourced hospital sterilization provides a high quality instrument sterilization service for reusable medical and surgical equipment used in operating theatres. This service also extends across other hospital departments, primary care facilities and orthopaedic loan set suppliers;

•	Applied Sterilization Technologies (“AST”) - Synergy provides the full range of sterilization technologies, including gamma irradiation; electron, ion beam and x-ray beam treatments; and ethylene oxide sterilization. Synergy’s customers are drawn from medical device, pharmaceutical and industrial sectors. Synergy is the world’s second largest provider of outsourced applied sterilization services. In addition to sterilization technologies Synergy provides a range of laboratory services including accredited toxicology and general pathology services within the AST division; and

•	Healthcare Solutions (“HS”) - this segment covers a range of services involved in managing the environment in a healthcare setting. The services primarily involve infection prevention and control with services such as linen management, patient hygiene solutions, surgical solutions and wound care solutions. Products include Azo™, Clinisan™, Conti™, Oasis™, Assure™, Comfi™, Detex™ and Concept™ brands.

Geographically, Synergy operates in four defined regions. The UK and Ireland is currently the largest market by revenue, followed by Europe and the Middle-East. The Americas represents Synergy’s third largest market, albeit it is a comparatively new market for Synergy in terms of a physical presence. Asia and Africa is a small but growing region for Synergy.

Headquartered in Swindon, UK, Synergy has a global presence and employs approximately 5,700 people across the UK & Ireland, Europe & the Middle East, Asia & Africa and the Americas.

4. Information on STERIS

STERIS is a major provider of infection prevention and other procedural products and services, focused primarily on healthcare, medical devices, pharmaceutical, and research. STERIS’s mission is to help its Customers create a healthier and safer world by providing innovative healthcare and life science product and service solutions around the globe.

STERIS offers its Customers a unique mix of innovative capital equipment products, such as sterilizers and surgical tables, and connectivity solutions such as operating room integration; consumable products, such as detergents and skin care products, gastrointestinal endoscopy accessories, and other products; services, including equipment installation and maintenance; and microbial reduction of medical devices, instrument and scope repair solutions, and laboratory services.

STERIS was founded as Innovative Medical Technologies Corporation in 1985 and renamed STERIS in 1987. Some of STERIS’s businesses that have been acquired and integrated into STERIS, notably the American Sterilizer Company, have much longer operating histories. With global headquarters in Mentor, Ohio, USA, STERIS has approximately 8,000 employees worldwide and operates in more than 60 countries.

Today, through a series of strategic acquisitions and continual innovation of new products, STERIS holds one of the broadest portfolios of products in the industry, and it stands at the forefront of efforts to prevent infection and contamination in healthcare, medical device, and pharmaceutical environments.

5. Information on New STERIS

New STERIS is a private limited liability company which was incorporated in England and Wales on 10 October 2014 under the Companies Act, with registered number 09257343. It has its registered office at Chancery House, 190 Waterside Road, Hamilton Industrial Park, Leicester LE5 1QZ, United Kingdom.

The current directors of New STERIS are Walter Rosebrough and Michael Tokich.

Save for activities in connection with the Combination, New STERIS has not carried on any business prior to the date of this Announcement, nor has it entered into any obligations.

The principal activity of New STERIS is to act as a holding company for STERIS and Synergy.

6. Background to and Reasons for the Combination

Since 2011, STERIS has conducted significant analysis of Synergy’s business and financial performance, establishing the strong strategic rationale of the combination and compelling value represented by the Combination.

The STERIS Board believes:

•	the Combination will strengthen STERIS’s leadership in its infection prevention products and services businesses by bringing together two businesses with a complementary product and geographic offering to create a global leader able to provide comprehensive solutions to its Customers throughout the world, including the largest hospitals and multi-national device companies;

•	the Combination will build on STERIS’s recent acquisitions, including its acquisitions of Integrated Medical Systems, Spectrum Surgical Instruments, and Total Repair Express, to extend STERIS’s ability to provide an expanded suite of integrated, value-added products and services to hospitals;

•	the Combination will increase the diversity of the Combined Group’s business mix, creating a more balanced portfolio from which the Combined Group could deliver products and services that are tailored to best serve the evolving needs of global Customers. For medical device manufacturers, STERIS’s Isomedix and Synergy’s AST will offer a network of 58 facilities covering 18 countries. For hospitals, the combination of STERIS’s Infection Prevention and Services businesses and Synergy’s Hospital Sterilization Services will strengthen the breadth and depth of the service offering, accelerating the development of hospital sterilization outsourcing;

•	the Combination will increase the diversity of the Combined Group’s geographic mix, combining STERIS’s strong presence in North America with Synergy’s strong positions in Europe;

•	the Combination will bring together the geographically complementary STERIS Isomedix and Synergy AST device sterilization businesses to create a leading single-supplier solution to best serve global medical device Customers;

•	the Combination will potentially accelerate the growth of both companies, leveraging STERIS’s capabilities and infrastructure to make Synergy’s products and services more successful, and Synergy’s Customer base and markets to cross-sell existing and new STERIS products; and

•	the Combination will result in compelling financial benefits to the Combined Group, including total annual pre-tax cost savings of $30 million or more, which will be phased in 50% in fiscal year 2016 and 100% thereafter. These benefits will be primarily derived from optimising global back-office infrastructure, leveraging best-demonstrated practices across plants, in-sourcing consumables, and eliminating redundant public company costs. This estimate excludes any potential revenue synergies.

The Combination is not expected to have an impact on STERIS’s adjusted earnings per diluted share until completion of the Combination, which is anticipated to take place by 31 March 2015. STERIS expects the Combination will be significantly accretive to New STERIS’s adjusted3 net income per diluted share beginning in fiscal year 20164. STERIS expects that New STERIS will have an effective tax rate of approximately 25% beginning in fiscal year 2016 and that the Combination will provide New STERIS with more flexible access to its global cash flows. The STERIS Board believes that the Combination will put STERIS in a stronger and more sustainable financial position to compete internationally.

It is STERIS’s intent, upon completion of the Combination, to continue to invest in its organic businesses, to maintain its commitment to growth in its dividend, to continue to add adjacent acquisitions, to reduce its leverage and to consider buy-backs as appropriate.

7. Current Trading and Prospects of Synergy

For the six months ended 28 September 2014 (“H1 2014”) Synergy has made positive progress with the implementation of its strategy and the performance of Synergy is in line with the Synergy Board’s expectations.

Underlying trading for the six months to 28 September 2014 was up 7.4% on a constant currency basis with a particularly strong performance from Applied Sterilization Technologies (“AST”). Reported revenues were £197.6 million (2013: £192.1 million), up by 2.8%. Reported revenue was impacted by £8.8 million of adverse currency translation effects.

Underlying revenue by service line stated at constant currency was as follows:

[3]	Adjusted net income excludes the impact of amortization of purchased intangible assets, acquisition related transaction and integration costs, and certain other items identified in STERIS’s quarterly press releases.
[4]	The statement that the Combination is earnings accretive should not be construed as a profit forecast and is therefore not subject to the requirements of Rule 28 of the Takeover Code. It should not be interpreted to mean that the earnings per share in any future financial period will necessarily match or be greater than those for the relevant preceding financial period.

Underlying revenue	H1 2014/15	H1 2013/14	Growth
Applied Sterilization Technologies (“AST”)	£71.0 million	£60.4 million	+17.5%
Hospital Sterilization Services (“HSS”)	£86.1 million	£81.4 million	+5.8%
Healthcare Solutions	£49.3 million	£50.3 million	-2.1%

Total	£206.4 million	£192.1 million	+7.4%

AST

Synergy’s AST business has continued to make progress implementing its strategy, lifting underlying growth from 13.6% in Q1 to 17.5% for the entire half year despite the partial loss of capacity in Malaysia. We anticipate the Malaysia facility to be back to full capacity by the end of the financial year. The increased growth is principally driven by a strong performance in the Americas (up 15.8%), x-ray (up 56%), the new gamma facility in Marcoule, and from the acquired Bioster Group benefiting from integration with the Synergy network. Earlier this year Synergy announced plans to expand capacity throughout its international network, including new facilities in San Francisco and Saxonburg, in keeping with Synergy’s objective to achieve sustainable growth of 10-12% per annum.

HSS

Underlying revenue in HSS grew by 5.8% over the comparative period in H1 2014, driven by the start of new contracts, partially offset by exiting from £6 million of non-core, low margin legacy product distribution business in the U.S. The Sterilmed contract has been implemented well, albeit two months later than originally envisaged. Synergy’s processing expertise in this market segment has been well received by the customer.

During H1 2014 Synergy won £6 million per annum of new HSS contracts and a further £2 million per annum is at preferred bidder stage. In September, Synergy launched a new initiative in the UK to lower operating costs with the use of new innovative software and RFID technology. The initial reception has been positive, generating new leads and opportunities worth more than £10 million per annum at this early stage.

In the U.S. interest in HSS outsourcing remains strong, with Synergy’s bid book now over £80 million per annum, reinforcing confidence in this business. Synergy’s U.S. development team is managing a large number of outsourcing proposals which Synergy are confident will convert to full outsourcing contracts as the year progresses.

Healthcare Solutions

Healthcare Solutions, which principally represents healthcare linen rental services, improved its performance during the second quarter, with revenue declining 2.1% for the full half year period compared with 4.1% for the first quarter. Synergy is continuing to implement its new strategy in the Netherlands which will improve its competitive position and broaden the available market in a bid to prevent a reoccurrence of the price war that has dominated performance of this division for the last three years.

Net Debt

Net debt during the period increased from £147.6 million at 30 March 2014 to circa £172 million on 28 September 2014, principally as a result of the Bioster Group acquisition which completed in May 2014.

8. Synergies

The Board of STERIS believes that the Combination will result in compelling financial benefits to the Combined Group, including total annual pre-tax cost savings of $30 million or more, which will be phased in 50% in fiscal year 2016 and 100% thereafter. These benefits will be primarily derived from optimising global back-office infrastructure, leveraging best-demonstrated practices across plants, in-sourcing consumables and eliminating redundant public company costs.

As required by Rule 28.1(a) of the Takeover Code, Ernst & Young (“EY”), as reporting accountants, have provided a report (included in Appendix 5) stating that, in their opinion, the merger benefits statement for which the directors of STERIS are solely responsible, has been properly compiled on the basis stated. In addition, Lazard, as financial advisers to STERIS and New STERIS, has provided a report for the purposes of Rule 28.1(a) of the Takeover Code stating that, in its opinion and subject to the terms of such report, the merger benefits statement, for which the directors of STERIS are solely responsible, has been prepared with due care and consideration.

Expected cost synergies have been identified across the following areas:

•	Corporate & back-office: merger benefits from optimising back-office support functions by utilising increased scale, removing redundant roles and sharing best practices;

•	Isomedix: capitalising on the complementary nature in this area between STERIS and Synergy related to footprint, sales force and differentiated technologies; and

•	Healthcare: merger benefits generated from vertical integration in the areas of consumables purchasing, equipment maintenance, and distribution.

It is expected that the realisation of the identified synergies will require estimated one-off cash costs of $60 million, largely occurring in fiscal year 2016 and in fiscal year 2017.

Please refer to Appendix 5 for further detail on synergies.

9. Recommendation

The Synergy Directors, who have been so advised by Investec, consider the terms of the Combination to be fair and reasonable. In providing advice to the Synergy Directors, Investec has taken into account the commercial assessments of the Synergy Directors. Investec is providing independent financial advice to the Synergy Directors for the purposes of Rule 3 of the Takeover Code.

Accordingly, the Synergy Directors unanimously intend to recommend Synergy Shareholders to vote in favour of the Resolutions as the Synergy Directors and their connected persons have irrevocably undertaken to do in respect of holdings of 626,623 Synergy Shares representing, in aggregate, approximately 1.06% of the existing issued share capital of Synergy.

10. Background to and Reasons for the Recommendation

In its latest annual results statement, Synergy confirmed it was making further progress with its objective of expanding internationally and building a forward order book that would result in a sustainable increase in growth. In particular the decision to enter the U.S. market in 2011 had resulted in two of the largest contract wins for Synergy through its HSS business, and would pave the way for future development of the U.S. outsourcing market. Elsewhere within the Synergy Group, the AST business had been making good progress, both organically and through acquisition, and the UK Linen business had had a good year. The only area of continued weakness had been the Dutch Linen business, which undertook some further restructuring during the year.

While the Synergy Directors are confident of the future growth prospects of the company, they believe that the Combination provides Synergy Shareholders with a value which is highly attractive. For Synergy, there will be significant business benefits in the combination with STERIS, including:

•	benefits of scale;

•	cost synergies in overlapping functions; and

•	opportunities to cross-sell products across their respective client bases across geographies and ultimately significant opportunities to enhance growth.

The Synergy Directors considered the terms of the Combination in relation to the value and prospects of Synergy, the potential benefits which STERIS expects to achieve from combining its operations with those of Synergy and the potential medium term standalone value of Synergy Shares in reaching their conclusion. The consideration under the terms of the Combination represents a value of £19.50 per Synergy Share based on STERIS’s closing share price of $56.38 on the Latest Practicable Date. The cash element of the consideration provides Synergy Shareholders some element of certainty of value, while the share element allows Synergy Shareholders the opportunity to share in the growth prospects of the Combined Group.

The Synergy Directors unanimously intend to recommend that Synergy Shareholders vote in favour of the Scheme.

11. Management, Employees and Location

STERIS and Synergy attach great importance to the skills, knowledge, and experience of the existing management and employees of STERIS and Synergy. STERIS and Synergy believe that the employees of the New STERIS will benefit from more opportunities to grow and expand their skill set within New STERIS, and that New STERIS will benefit by combining the talent of both companies. STERIS confirms that, following the implementation of the Offer, the existing contractual and statutory employment rights, including in relation to pensions, of all Synergy employees will be fully safeguarded.

It has been agreed that Synergy intends to set aside approximately £770,000 to pay certain Synergy employees a retention bonus while the Offer Period runs and to assist with the integration of Synergy and STERIS. These employees do not include any members of the Synergy Board. Investec, independent financial adviser to Synergy, considers the retention bonus to be paid to certain Synergy employees to be fair and reasonable so far as the remaining Synergy Shareholders are concerned.

It has been proposed that Dr. Richard Steeves join the board of New STERIS as a non-executive director, with a further two members of the Synergy Board, yet to be determined, to also join the board of New STERIS. Other than as set out in this paragraph, no discussions have taken place between STERIS and any member of the Synergy Board or senior management in relation to their incentivisation arrangements. However, STERIS intends to enter into discussions with members of the Synergy senior management and employees regarding long term incentive arrangements as soon as practicable.

STERIS does not expect the Combination to have an impact on the employees, customers or the communities which STERIS serves. STERIS does not expect any change to STERIS’s U.S. manufacturing footprint as a result of the Combination.

12. De-listing, Re-registration and NYSE Listing of New STERIS

Synergy intends, prior to the Scheme becoming effective, to make an application for the cancellation of the listing of Synergy Shares on the Official List and for the cancellation of trading of the Synergy Shares on the London Stock Exchange’s main market for listed securities in each case to take effect from or shortly after the Effective Date. The last day of dealings in Synergy Shares on the main market of the London Stock Exchange is expected to be the Business Day immediately prior to the Effective Date and no transfers will be registered after 6.00 p.m. on that date. On the Effective Date, share certificates in respect of Synergy Shares will cease to be valid and entitlements to Synergy Shares held within the CREST system will be cancelled.

On the Effective Date, Synergy will become a wholly-owned subsidiary of New STERIS. It is intended that Synergy will be re-registered as a private company as part of the Scheme.

It is intended that, subject to and following the Scheme becoming effective, and subject to applicable requirements of the NYSE, New STERIS will apply for cancellation of the quotation of STERIS Shares on the NYSE. The last day of dealing in STERIS Shares on the NYSE will be the last business day before the Effective Date.

Once the Scheme has become effective, New STERIS Shares will be allotted to Scheme Shareholders and former STERIS Stockholders. Details of how New STERIS Shareholders in the UK can hold New STERIS Shares will be set out in the Scheme Document.

Application will be made for the listing of New STERIS Shares on the NYSE. It is expected that on the STERIS Merger Effective Date, New STERIS will be listed on the NYSE.

13. Application of the Takeover Code to New STERIS and New STERIS Constitution

Because it is currently anticipated that a majority of the New STERIS directors will be resident outside of the United Kingdom, Channel Islands and Isle of Man, it is anticipated that the Takeover Code will not apply to New STERIS. Accordingly, the constitution of New STERIS to be adopted on the Effective Date will include various protections based on those afforded to shareholders by the Takeover Code and other protective measures which STERIS determines to be desirable. To the extent permitted by English law, these may include, without limitation, provisions determined by reference to and based upon protective measures currently available to STERIS and its board.

It is currently anticipated that New STERIS’s constitution may include, by way of example, provisions such as those set out in the table contained in Appendix 6. Appendix 6 is not exhaustive and contains a comparison with the regime currently applicable to Synergy. New STERIS’s constitution to be adopted on or before the Effective Date will be finalised before the publication of the Scheme Document and a summary of the relevant provisions (as determined by STERIS) will be contained in the Scheme Document.

14. Synergy Share Schemes and STERIS Equity Awards

The Scheme will extend to any Synergy Shares unconditionally allotted or issued and fully paid after the date of this announcement and prior to the Reduction Record Time to satisfy the exercise of options under the Synergy Share Schemes, but the Scheme will not extend to any Synergy Shares allotted or issued to satisfy options exercised at any time on or after the Reduction Record Time. Instead, any Synergy Shares issued after the Reduction Record Time to satisfy such options will, subject to the Scheme becoming effective, be immediately transferred to New STERIS (or its nominee) in exchange for the same consideration as Synergy Shareholders will be entitled to receive under the terms of the Combination. The terms of this exchange are to be set out in the proposed amendments to the Synergy’s articles of association which will be considered at the General Meeting.

All options granted under Synergy’s Executive Share Option Scheme 2007, Performance Share Plan and Long Term Incentive Plan have vested or will vest on or before the Effective Date. Options granted under Synergy’s Save As You Earn Scheme will vest, to the maximum extent possible, on or before the Effective Date.

Participants in the Synergy Share Schemes will be contacted separately regarding the effect of the Combination on their rights under the Synergy Share Schemes and the actions they may take in respect of those options. Further details will also be contained in the Scheme Document.

Generally, on the STERIS Merger Effective Date, all outstanding equity awards held by STERIS employees under the STERIS long term equity incentive plans, including vested and unvested stock options, vested and unvested stock appreciation rights, restricted stock, and restricted stock units, will be converted into equivalent awards with respect to New STERIS Shares. However, the board of directors of STERIS (or a committee thereof) will determine the treatment of outstanding equity awards of its officers and members of its board of directors under the STERIS long term equity incentive plans, including vested and unvested stock options, restricted stock, and career restricted stock units, which may include, without limitation, in whole or in part, accelerating the vesting and/or settlement of such awards, cashing out such awards (based on their intrinsic value) on the STERIS Merger Effective Date, and/or converting such awards into equivalent awards with respect to New STERIS Shares and making gross up payments in respect of the U.S. excise tax that is only payable in respect of converted awards by STERIS officers (and not any other STERIS employees) and members of the STERIS board of directors as a consequence of the Combination.

15. Opening Position Disclosures and Interests

STERIS will be making Opening Position Disclosures today, setting out the details required to be disclosed by it under Rule 8.1(a) of the Takeover Code.

Synergy confirms that it is making an Opening Position Disclosure today, setting out the details required to be disclosed by it under Rule 8.1(a) of the Takeover Code.

In the interests of confidentiality, neither STERIS nor Synergy has made enquiry of all persons with whom they may respectively be deemed by the Panel to be acting in concert. Such enquiry will be made as appropriate following this Announcement and any additional interests in relevant securities of Synergy and/or, as the case may be, STERIS will be disclosed in subsequent Opening Position Disclosures.

16. The Combination

16.1 The Scheme

It is proposed that the Offer will be implemented by way of a Court-sanctioned scheme of arrangement between Synergy and Scheme Shareholders under Part 26 of the Companies Act, although STERIS reserves the right, at its sole discretion and subject (if required) to the consent of the Panel, to seek to implement the Offer by way of a Contractual Offer for the entire issued and to be issued share capital of Synergy, and to make appropriate amendments to the terms of the Offer arising from the change from the Scheme to a Contractual Offer.

The Scheme, which will be effected by way of a reduction of capital of Synergy, will be subject to (amongst others) each of the following matters:

•	the U.S. Merger Agreement being duly approved by the affirmative vote of the holders of a majority of the outstanding STERIS Shares entitled to vote on such matter at a STERIS Stockholders’ meeting duly called and held for such purpose in accordance with applicable law and the articles of incorporation and regulations of STERIS;

•	all of the conditions to the STERIS Merger having been satisfied such that, if the Scheme becomes effective, the STERIS Merger will become effective in accordance with its terms substantially concurrently with, or promptly, after the Scheme becomes effective;

•	all of the New STERIS Shares issuable pursuant to the Scheme and the STERIS Merger having been approved for listing on the NYSE, subject to official notice of issuance;

•	the approval of the Scheme by Scheme Shareholders at a Court-convened meeting by a majority in number representing at least 75% in value of such Scheme Shareholders present and voting at the Court Meeting (whether in person or by proxy);

•	the approval of the resolution required to approve and implement the Scheme and approve the related Capital Reduction being duly passed at the General Meeting by Synergy Shareholders representing at least 75% of such Synergy Shareholders present and voting at the General Meeting (whether in person or by proxy);

•	the sanction of the Scheme and confirmation of the Capital Reduction by the Court;

•	the delivery of office copies of the Scheme Court Order and the Reduction Court Order together with the statement of capital to the Registrar of Companies, whereupon the Scheme will become effective; and

•	the satisfaction or waiver of applicable anti-trust requirements of, and expiration or termination of applicable anti-trust waiting periods under the HSR Act, the Enterprise Act 2002 and the EU Merger Regulation.

Synergy Shareholders should note that completion of the Scheme will be conditional upon the satisfaction or, where appropriate, waiver of all the above Conditions in addition to the satisfaction or, where appropriate, waiver of the other Conditions and certain further terms set out in Appendix 2 to this Announcement.

The Scheme must be sanctioned by the Court. All Scheme Shareholders are entitled to attend the Scheme Court Hearing in person or through an English-qualified advocate to support or oppose the sanctioning of the Scheme. If the Scheme becomes effective it will be binding on all holders of Scheme Shares, including any Synergy Shareholders who did not vote to approve the Scheme, or who voted against the Scheme.

In order that the Court can be satisfied that the votes cast constitute a fair representation of the views of Synergy Shareholders, it is important that as many votes as possible are cast in person and by proxy at the Court Meeting.

Upon the Scheme becoming effective:

•	the Synergy Shares will be cancelled and in their place a like number of new ordinary shares in the capital of Synergy will be issued to New STERIS, whereupon Synergy will become a wholly-owned subsidiary of New STERIS; and

•	as consideration for the cancellation of the Synergy Shares the Cash Consideration will be paid by New STERIS and New STERIS Shares will be issued.

16.2 The STERIS Merger

Pursuant to the STERIS Merger, substantially concurrently with, or promptly after, the Scheme becoming effective in accordance with its terms, U.S. Merger Sub will merge with and into STERIS, with STERIS continuing as the surviving corporation. On the Effective Date, all STERIS common shares will be cancelled and will automatically be converted into the right to receive New STERIS Shares on a one-for-one basis. Following the STERIS Merger, STERIS will become a wholly owned subsidiary of New STERIS. The STERIS Merger is subject to the terms and conditions of the U.S. Merger Agreement.

Synergy is a third party beneficiary with respect to the sections governing STERIS’s obligation to close the STERIS Merger if all of the closing conditions to the STERIS Merger are satisfied. Once those conditions are satisfied, Synergy will be entitled to enforce the following obligations of STERIS as if Synergy itself were itself a party to the U.S. Merger Agreement: (i) to close as soon as reasonably practicable following (and to the extent possible, immediately following or, failing that, to the extent possible on the same day as) the time at which the Scheme has become effective and (ii) on the closing date of the STERIS Merger and substantially concurrently with the closing, cause a Certificate of Merger with respect to the STERIS Merger to be executed, acknowledged and filed with the Secretary of State of the State of Ohio as provided in the Ohio General Corporation Law.

16.3 STERIS Stockholder Approval

Pursuant to the U.S. Merger Agreement, U.S. Merger Sub will merge with and into STERIS and STERIS will continue as the surviving corporation. As a result, the U.S. Merger Agreement must be duly adopted by the affirmative vote of the holders of a majority of the outstanding STERIS Shares entitled to vote on such matter at a STERIS Stockholders’ meeting duly called and held for such purpose in accordance with applicable law and the articles of incorporation and regulations of STERIS. STERIS and New STERIS are required to send STERIS Stockholders a Proxy Statement/Prospectus which will, among other things, summarise the background to and reasons for the transactions to be consummated pursuant to the U.S. Merger Agreement, provide information about the special meeting of STERIS Stockholders at which the adoption of the U.S. Merger Agreement will be considered, and provide information relating to the Combined Group and the New STERIS Shares. Under the U.S. Merger Agreement, the conditions to completion of the STERIS Merger are: (i) the U.S. Merger Agreement being approved by the affirmative vote of the holders of a majority of the outstanding STERIS Shares entitled to vote on such matter at a STERIS Stockholders’ meeting duly called and held for such purpose in accordance with applicable law and the articles of incorporation and regulations of STERIS, and (ii) the Scheme having become effective prior to the effective time of the STERIS Merger.

The STERIS Board has approved the Combination and intends to recommend that STERIS Stockholders vote in favour of the adoption of the U.S. Merger Agreement.

17. The Court Meeting and the General Meeting

The Scheme will be put to Synergy Shareholders at the Court Meeting and at the General Meeting, which are expected to be held in December 2014 depending on the timing of the meeting of STERIS Stockholders to vote on the STERIS Merger. The Court Meeting and the General Meeting will be convened to occur around about the same time as the meeting of STERIS Stockholders.

Notices to convene the Court Meeting (subject to the consent of the Court) and the General Meeting will be included in the Scheme Document.

The purpose of the Court Meeting is to seek the approval of Scheme Shareholders for the Scheme.

The purpose of the General Meeting is to consider and, if thought fit, pass a special resolution to give effect to and implement the Scheme, being a special resolution:

•	to approve the reduction of capital of Synergy in connection with the Scheme;

•	to approve amendments to the articles of association of Synergy in connection with and to facilitate the Scheme; and

•	to re-register Synergy as a private company.

The special resolution will require votes in favour of not less than 75% of the votes cast by Synergy Shareholders voting at the General Meeting (whether in person or by proxy) in order to be passed.

18. Expected Timetable for Posting of the Scheme Document

It is expected that the Scheme Document, which will include notices to convene the Court Meeting and the General Meeting, will be posted to Synergy Shareholders during November 2014 (and, in any event, within 28 days of this Announcement, unless otherwise agreed with the Panel) and that the Scheme will become effective by 31 March 2015, subject to the satisfaction or, where applicable, waiver of the Conditions.

19. Irrevocable Undertakings and Letter of Intent

19.1 Synergy Directors

Irrevocable undertakings to vote, or procure the vote, in favour of the Resolutions have been received from Synergy Directors and their connected persons in respect of 626,623 Synergy Shares representing, in aggregate, approximately 1.06% of the existing issued share capital of Synergy on the Latest Practicable Date.

19.2 Other Synergy Shareholders

An irrevocable undertaking has also been received from Kabouter Management LLC to vote, or procure the vote, in favour of the Resolutions in respect of Synergy Shares in respect of which they have discretionary management control amounting, in aggregate, to 2,179,398 Synergy Shares, which represents approximately 3.69% of the existing issued share capital of Synergy on the Latest Practicable Date.

A letter of intent has been received from AXA Investment Managers UK Limited to vote in favour of the Resolutions in respect of 7,131,818 Synergy Shares in respect of which they have discretionary management control which represent approximately 12.08% of the existing issued share capital of Synergy at the Latest Practicable Date.

Further details of the irrevocable undertakings and the letter of intent received, including the circumstances in which they will cease to be binding, are set out in Appendix 3 to this Announcement.

20. Financing of the Scheme

Lazard, who is advising STERIS and New STERIS in relation to the cash confirmation pursuant to Rules 2.7(d) and 24.8 of the Takeover Code, is satisfied that resources are available to STERIS and New STERIS are sufficient to satisfy in full the Cash Consideration payable under the terms of the Scheme.

In conjunction with the Scheme, STERIS obtained the STERIS Facility, a 364-day bridge credit agreement. The STERIS Facility includes a £340 million tranche and a $1.05 billion tranche. Bank of America, N.A. will serve as administrative agent and a lender, JP Morgan Chase Bank, N.A. will serve as syndication agent and a lender, and KeyBank, N.A. will serve as documentation agent and a lender. The STERIS Facility may be utilized to the extent necessary to satisfy the Cash Consideration, to repay outstanding debt of Synergy, to pay fees and expenses of the transaction, and to replace funds available under STERIS’s existing facilities.

Under the terms of the STERIS Facility, New STERIS and US Solar Parent Co, the borrower under the STERIS Facility, have agreed that they will not, without the consent of the administrative agent:

(a)	amend or waive any term of the Scheme Document in a manner materially adverse to the interests of the lenders from those in the announcement, save for any amendment or waiver required by the Panel, the Takeover Code, a court or any other applicable law, regulation or regulatory body;

(b)	should the Offer be implemented by way of a Contractual Offer, amend or waive the acceptance condition (as determined under the terms of that Offer at the relevant time) to permit the Contractual Offer to become unconditional as to acceptances until New STERIS has (directly or indirectly) acquired or agreed to acquire or received acceptances which, when aggregated with any shares owned by New STERIS (directly or indirectly) to which the Contractual Offer relates represent not less than 90% of the issued share capital of Synergy (excluding treasury shares).

21. Overseas Shareholders

The availability of New STERIS Shares under the terms of the Scheme to persons not resident in the United Kingdom may be affected by the laws and regulations of the relevant jurisdiction. Such persons should inform themselves about and observe any applicable requirements. Further details in relation to Overseas Shareholders will be contained in the Scheme Document.

22. Offer-related arrangements and documents available on website

22.1 Confidentiality Agreement

STERIS and Synergy entered into a mutual confidentiality and standstill agreement on 9 September 2014 pursuant to which STERIS and Synergy have undertaken to each other to keep confidential certain information relating to each other and not to disclose it to third parties (other than to permitted recipients) unless required by law or regulation.

22.2 Documents Available on Website

Copies of the following documents will be made available on STERIS’s website at www.steris.com/synergy until the end of the Offer Period:

•	documents relating to the financing of the Scheme referred to in paragraph 20 above;

•	the irrevocable undertakings and letter of intent referred to in paragraph 19 above;

•	the confidentiality agreement referred to above;

•	the U.S. Merger Agreement; and

•	consent letters from Ernst & Young and Lazard.

Copies of the following documents will be made available on Synergy’s website at www.synergyhealthplc.com until the end of the Offer Period:

•	the irrevocable undertakings and letter of intent referred to in paragraph 19 above;

•	the confidentiality agreement referred to above; and

•	a consent letter from Investec.

23. Publication on Website and Availability of Hard Copies

A copy of this Announcement will be made available, subject to certain restrictions relating to persons resident in Restricted Jurisdictions, on STERIS’s website at www.steris.com/synergy and Synergy’s website at www.synergyhealthplc.com by no later than 12 noon (London time) on the day following this Announcement. For the avoidance of doubt, the contents of those websites are not incorporated and do not form part of this Announcement.

If this Announcement is sent to you in electronic form or you have been sent a website notification, you may request a hard copy of this Announcement by contacting the Company Secretary of Synergy during business hours on +44 1793 891 851 or by submitting a request in writing to the Company Secretary of Synergy at Synergy Health plc, Ground Floor Stella, Windmill Hill Business Park, Whitehall Way, Swindon SN5 6NX. Except as required under the Takeover Code, hard copies of this Announcement will not be sent to any further persons unless so requested. You may also request that all future documents, announcements and information to be sent to you in relation to the Combination should be in hard copy form.

24. General

STERIS reserves the right, at its sole discretion and subject (if required) to the consent of the Panel, to seek to implement the Offer by way of a Contractual Offer for the entire issued and to be issued share capital of Synergy, and to make appropriate amendments to the terms of the Scheme arising from the change from the Scheme to a Contractual Offer.

The bases and sources of certain financial information contained in this Announcement are set out in Appendix 4 to this Announcement. A summary of the irrevocable undertakings is contained in Appendix 3 to this Announcement.

Certain terms used in this Announcement are defined in Appendix 1 to this Announcement.

Enquiries

For further information contact:

STERIS

Investor Contact: Julie Winter, Director, Investor Relations	+1 440 392 7245

Media Contact: Stephen Norton, Senior Director, Corporate Communications	+1 440 392 7482

Lazard (financial adviser to STERIS and New STERIS)

Stephen Sands Nicholas Shott	+44 20 7187 2000

Al Garner Andrew Dickinson	+1 212 632 6000 +1 415 623 5000

Synergy

Dr. Richard Steeves, Group Chief Executive Gavin Hill, Finance Director	+44 1793 891 851

Investec (financial adviser and corporate broker to Synergy)

Patrick Robb Gary Clarence Daniel Adams	+44 20 7597 5970

Lazard & Co., Limited, which is authorised and regulated in the United Kingdom by the Financial Conduct Authority, is acting exclusively as financial adviser to STERIS and New STERIS and no one else in connection with the Combination and will not be responsible to anyone other than STERIS and New STERIS for providing the protections afforded to clients of Lazard & Co., Limited nor for providing advice in relation to the Combination or any other matters referred to in this Announcement. Neither Lazard & Co., Limited nor any of its affiliates owes or accepts any duty, liability or responsibility whatsoever (whether direct or indirect, whether in contract, in tort, under statute or otherwise) to any person who is not a client of Lazard & Co., Limited in connection with this Announcement, any statement contained herein, the Combination or otherwise.

Investec Bank plc, which is authorised in the United Kingdom by the Prudential Regulation Authority and regulated in the United Kingdom by the Financial Conduct Authority and the Prudential Regulation Authority, is acting exclusively as financial adviser to Synergy and no-one else in connection with the subject matter of this Announcement and will not be responsible to anyone other than Synergy for providing the protections afforded to its clients or for providing advice in connection with the subject matter of this Announcement.

IMPORTANT NOTES

This Announcement is not intended to and does not constitute, or form part of, any offer or invitation to sell or purchase any securities or the solicitation of any offer to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any security pursuant to the Scheme or otherwise. The Scheme will be effected solely through the Scheme Document which will contain the full terms and conditions of the Scheme. Any decision in respect of, or other response to, the Scheme or the Combination should be made only on the basis of the information contained in such document.

The release, publication or distribution of this Announcement in jurisdictions other than the United Kingdom may be restricted by law and/or regulation and therefore any persons who are subject to the laws and regulations of any jurisdiction other than the United Kingdom should inform themselves about, and observe, any applicable requirements. Any failure to comply with the applicable requirements may constitute a violation of the laws and/or regulations of any such jurisdiction. To the fullest extent permitted by applicable law, the companies and persons involved in the Scheme disclaim any responsibility and liability for the violation of such restrictions by any person.

The availability of the Scheme to persons who are not resident in the United Kingdom may be restricted by the laws and/or regulations of the relevant jurisdictions in which they are located. The Scheme will not be made available, directly or indirectly, in, into or from any jurisdiction where to do so would violate the laws in that jurisdiction. Any persons who are subject to the laws and regulations of any jurisdiction other than the United Kingdom should inform themselves about, and observe, any applicable requirements. Any failure to comply with the applicable requirements may constitute a violation of the laws and/or regulations of any such jurisdiction. Further details in relation to overseas shareholders will be contained in the Scheme Document.

This Announcement has been prepared for the purpose of complying with English law and the Takeover Code and the information disclosed may not be the same as that which would have been disclosed if this Announcement had been prepared in accordance with the laws of jurisdictions outside of England.

Publication on Website

Pursuant to Rule 26.1 of the Takeover Code, a copy of this Announcement and other documents in connection with the Scheme will, subject to certain restrictions, be available for inspection on STERIS’s website at www.steris.com/synergy and Synergy’s website at www.synergyhealthplc.com no later than 12 noon (London time) on the day following this Announcement. The contents of the websites referred to in this Announcement are not incorporated into, and do not form part of, this Announcement.

Rule 2.10 Disclosures

In accordance with Rule 2.10 of the Takeover Code, as at close of business on 10 October 2014 (being the last business day before the date of this Announcement, there are 59,024,389 Synergy Shares in issue and admitted to trading on the main market of the London Stock Exchange). There are no Synergy Shares held in treasury. The ISIN Number for the Synergy Shares is GB0030757263.

In accordance with Rule 2.10 of the Takeover Code, as at close of business on 10 October 2014 (being the last business day before the date of this Announcement, there are 59,412,728 STERIS Shares issued and outstanding and admitted to trading on the NYSE). The ISIN Number for the STERIS ordinary shares is US8591521005.

Notes Concerning Information Available in the U.S.

This document is provided for informational purposes only and does not constitute an offer to sell, or an invitation to subscribe for, purchase or exchange, any securities or the solicitation of any vote or approval in any jurisdiction, nor shall there be any sale, issuance, exchange or transfer of the securities referred to in this document in any jurisdiction in contravention of applicable law.

It is expected that the New STERIS Shares to be issued by New STERIS to Synergy Shareholders under the Scheme will be issued in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended, provided by Section 3(a)(10) thereof.

In connection with the issuance of New STERIS Shares to STERIS Stockholders pursuant to the STERIS Merger that forms a part of the Combination, New STERIS will file with the SEC a registration statement on Form S-4 that will contain a prospectus of New STERIS as well as a proxy statement relating to the STERIS Merger that forms a part of the Combination, which we refer to together as the Form S-4/Proxy Statement.

INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE FORM S-4/PROXY STATEMENT, AND OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE COMBINATION CAREFULLY AND IN THEIR ENTIRETY, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION, THE PARTIES TO THE TRANSACTION AND THE RISKS ASSOCIATED WITH THE TRANSACTION. Those documents, if and when filed, as well as STERIS’s and New STERIS’s other public filings with the SEC may be obtained without charge at the SEC’s website at www.sec.gov or at STERIS’s website at www.steris-ir.com. Security holders and other interested parties will also be able to obtain, without charge, a copy of the Form S-4/Proxy Statement and other relevant documents (when available) by directing a request by email or telephone to Investor Relations, STERIS Corporation at Julie_Winter@steris.com or +1 440 392 7245. Security holders may also read and copy any reports, statements and other information filed with the SEC at the SEC public reference room at 100 F Street N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at (800) 732-0330 or visit the SEC’s website for further information on its public reference room.

STERIS, its directors and certain of its executive officers may be considered participants in the solicitation of proxies in connection with the transactions contemplated by the Proxy Statement. Information about the directors and executive officers of STERIS is set forth in its Annual Report on Form 10-K for the year ended 31 March, 2014, which was filed with the SEC on 29 May, 2014, and its proxy statement for its 2014 annual meeting of stockholders, which was filed with the SEC on 9 June, 2014. Other information regarding potential participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Form S-4/Proxy Statement when it is filed.

Synergy and New STERIS are each organised under the laws of England. Some of the officers and directors of Synergy and New STERIS may be residents of countries other than the United States. As a result, it may not be possible to sue Synergy, New STERIS or such persons in a non-US court for violations of US securities laws. It may be difficult to compel Synergy, New STERIS and their respective affiliates to subject themselves to the jurisdiction and judgment of a US court or for investors to enforce against them the judgments of US courts.

Notes Regarding New STERIS Shares

The New STERIS Shares to be issued pursuant to the Combination have not been and will not be registered under the relevant securities laws of Japan and the relevant clearances have not been, and will not be, obtained from the securities commission of any province of Canada. No prospectus in relation to the New STERIS Shares has been, or will be, lodged with, or registered by, the Australian Securities and Investments Commission. Accordingly, the New STERIS Shares are not being, and may not be, offered, sold, resold, delivered or distributed, directly or indirectly in or into Australia, Canada or Japan or any other jurisdiction if to do so would constitute a violation of relevant laws of, or require registration thereof in, such jurisdiction (except pursuant to an exemption, if available, from any applicable registration requirements or otherwise in compliance with all applicable laws).

Cautionary Note Regarding Forward-Looking Statements

This Announcement may contain statements concerning certain trends, expectations, forecasts, estimates, or other forward-looking information affecting or relating to Synergy or STERIS or New STERIS or their respective industry, products or activities that are intended to qualify for the protections afforded “forward-looking statements” under the Private Securities Litigation Reform Act of 1995 and other laws and regulations. Forward-looking statements speak only as to the date of this Announcement and may be identified by the use of forward-looking terms such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “targets,” “forecasts,” “outlook,” “impact,” “potential,” “confidence,” “improve,” “optimistic,” “deliver,” “comfortable,” “trend”, and “seeks,” or the negative of such terms or other variations on such terms or comparable terminology. Many important factors could cause actual results to differ materially from those in the forward-looking statements including, without limitation, disruption of production or supplies, changes in market conditions, political events, pending or future claims or litigation, competitive factors, technology advances, actions of regulatory agencies, and changes in laws, government regulations, labeling or product approvals or the application or interpretation thereof. Other risk factors are described herein and in STERIS and Synergy’s other securities filings, including Item 1A of STERIS’s Annual Report on Form 10-K for the year ended March 31, 2014 dated May 29, 2014 and in Synergy’s annual report and accounts for the year ended 30 March 2014 (section headed “principal risks and uncertainties”). Many of these important factors are outside of STERIS’s or New STERIS’s or Synergy’s control. No assurances can be provided as to any result or the timing of any outcome regarding matters described herein or otherwise with respect to any regulatory action, administrative proceedings, government investigations, litigation, warning letters, consent decree, cost reductions, business strategies, earnings or revenue trends or future financial results. References to products and the consent decree are summaries only and should not be considered the specific terms of the decree or product clearance or literature. Unless legally required, neither STERIS, nor New STERIS nor Synergy undertake to update or revise any forward-looking statements even if events make clear that any projected results, express or implied, will not be realized. Other potential risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements include, without limitation, (a) the receipt of approval of both STERIS’s shareholders and Synergy’s shareholders, (b) the regulatory approvals required for the transaction not being obtained on the terms expected or on the anticipated schedule, (c) the parties’ ability to meet expectations regarding the timing, completion and accounting and tax treatments of the Combination, (d) the possibility that the parties may be unable to achieve expected synergies and operating efficiencies in connection with the transaction within the expected time-frames or at all and to successfully integrate Synergy’s operations into those of STERIS, (e) the integration of Synergy’s operations into those of STERIS being more difficult, time-consuming or costly than expected, (f) operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) being greater than expected following the transaction, (g) the retention of certain key employees of Synergy being difficult, (h) changes in tax laws or interpretations that could increase consolidated tax liabilities, including if the transaction is consummated, changes in tax laws that would result in New STERIS being treated as a domestic corporation for United States federal tax purposes, (i) the potential for increased pressure on pricing or costs that leads to erosion of profit margins, (j) the possibility that market demand will not develop for new technologies, products or applications or services, or business initiatives will take longer, cost more or produce lower benefits than anticipated, (k) the possibility that application of or compliance with laws, court rulings, certifications, regulations, regulatory actions, including without limitation those relating to FDA warning notices or letters, government investigations, the outcome of any pending FDA requests, inspections or submissions, or other requirements or standards may delay, limit or prevent new product introductions, affect the production and marketing of existing products or services or otherwise affect Company performance, results, prospects or value, (l) the potential of international unrest, economic downturn or effects of currencies, tax assessments, adjustments or anticipated rates, raw material costs or availability, benefit or retirement plan costs, or other regulatory compliance costs, (m) the possibility of reduced demand, or reductions in the rate of growth in demand, for products and services, (n) the possibility that anticipated growth, cost savings, new product acceptance, performance or approvals, or other results may not be achieved, or that transition, labor, competition, timing, execution, regulatory, governmental, or other issues or risks associated with STERIS and Synergy’s businesses, industry or initiatives including, without limitation, the consent decree or those matters described in STERIS’s Form 10-K for the year ended March 31, 2014 and other securities filings, may adversely impact performance, results, prospects or value, (o) the possibility that anticipated financial results or benefits of recent acquisitions, or of STERIS’s restructuring efforts will not be realized or will be other than anticipated, (p) the effects of the contractions in credit availability, as well as the ability of STERIS and Synergy’s customers and suppliers to adequately access the credit markets when needed, and (q) those risks described in STERIS’s Annual Report on Form 10-K for the year ended March 31, 2014, and other securities filings and in Synergy’s annual report and accounts for the year ended 30 March 2014 (section headed “principal risks and uncertainties”).

No Profit Forecast

No statement in this Announcement is intended as a profit forecast or a profit estimate and no statement in this Announcement should be interpreted to mean that earnings per Synergy Share or STERIS Share for the current or future financial years would necessarily match or exceed the historical published earnings per Synergy Share or STERIS Share.

Quantified Financial Benefits

No statement in the Quantified Financial Benefits Statements, or this Announcement generally, should be construed as a profit forecast or interpreted to mean that the Combined Group’s earnings in the first full year following the Combination, or in any subsequent period, would necessarily match or be greater than or be less than those of STERIS and/or Synergy for the relevant preceding financial period or any other period.

Information relating to shareholders of Synergy

Please be aware that addresses, electronic addresses and certain other information provided by shareholders of Synergy, persons with information rights and other relevant persons for the receipt of communications from Synergy may be provided to New STERIS during the Offer Period as required under Section 4 of Appendix 4 of the Takeover Code.

Dealing Disclosure Requirements

Under Rule 8.3(a) of the Takeover Code, any person who is interested in 1% or more of any class of relevant securities of an offeree company or of any paper offeror (being any offeror other than an offeror in respect of which it has been announced that its offer is, or is likely to be, solely in cash and including STERIS in this instance) must make an Opening Position Disclosure following the commencement of the offer period and, if later, following the announcement in which any paper offeror is first identified.

An Opening Position Disclosure must contain details of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any paper offeror(s). An Opening Position Disclosure by a person to whom Rule 8.3(a) applies must be made by no later than 3.30 pm (London time) on the 10th business day following the commencement of the offer period and, if appropriate, by no later than 3.30 pm (London time) on the 10th business day following the announcement in which any paper offeror is first identified. Relevant persons who deal in the relevant securities of the offeree company or of a paper offeror prior to the deadline for making an Opening Position Disclosure must instead make a Dealing Disclosure.

Under Rule 8.3(b) of the Takeover Code, any person who is, or becomes, interested in 1% or more of any class of relevant securities of the offeree company or of any paper offeror must make a Dealing Disclosure if the person deals in any relevant securities of the offeree company or of any paper offeror. A Dealing Disclosure must contain details of the dealing concerned and of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any paper offeror, save to the extent that these details have previously been disclosed under Rule 8. A Dealing Disclosure by a person to whom Rule 8.3(b) applies must be made by no later than 3.30 pm (London time) on the business day following the date of the relevant dealing.

If two or more persons act together pursuant to an agreement or understanding, whether formal or informal, to acquire or control an interest in relevant securities of an offeree company or a paper offeror, they will be deemed to be a single person for the purpose of Rule 8.3.

Opening Position Disclosures must also be made by the offeree company and by any offeror and Dealing Disclosures must also be made by the offeree company, by any offeror and by any persons acting in concert with any of them (see Rules 8.1, 8.2 and 8.4).

Details of the offeree and offeror companies in respect of whose relevant securities Opening Position Disclosures and Dealing Disclosures must be made can be found in the Disclosure Table on the Takeover Panel’s website at www.thetakeoverpanel.org.uk, including details of the number of relevant securities in issue, when the offer period commenced and when any offeror was first identified. If you are in any doubt as to whether you are required to make an Opening Position Disclosure or a Dealing Disclosure, you should contact the Panel’s Market Surveillance Unit on +44 (0)20 7638 0129.

Appendix 1

DEFINITIONS

In this Announcement the following words and expressions have the following meanings unless the context requires otherwise:

“Announcement”	this announcement

“Announcement Date”	the date of the Announcement

“Business Day”	a day, other than a Saturday, Sunday or public holiday, on which banks are open for non-automated business in the City of London

“Capital Reduction”	the reduction and any reorganisation of Synergy’s share capital provided for as part of the Scheme

“Cash Consideration”	the entitlement for Synergy Shareholders under the terms of the Scheme to receive 439 pence in cash in part consideration for each Synergy Share

“CMA”	the UK Competition and Markets Authority

“CMA Phase 2 Reference”	a reference, pursuant to sections 22 or 33 of the Enterprise Act 2002, of the Merger or any part of it to the Chair of the Competition and Markets Authority for the constitution of a group under Schedule 4 to the Enterprise and Regulatory Reform Act 2013

“Companies Act”	the UK Companies Act 2006, as amended

“Combination”	the proposed transaction pursuant to which New STERIS will become the ultimate parent company of Synergy pursuant to the Offer and of STERIS pursuant to the STERIS Merger

“Combined Group”	New STERIS as enlarged by the merger with STERIS and the acquisition of Synergy, subject to the STERIS Merger and the Scheme respectively becoming effective

“Conditions”	the conditions to the implementation of the Scheme, as set out in Appendix 2 to this Announcement and to be set out in the Scheme Document

“Contractual Offer”	a takeover offer as defined in section 974 of the Companies Act

“Court”	the High Court of Justice in England and Wales

“Court Meeting”	the meeting of Scheme Shareholders to be convened by order of the Court under section 896 of the Companies Act for the purposes of considering and, if thought fit, approving the Scheme (with or without amendment), and any adjournment thereof

“CREST”	the system for the paperless settlement of trades in securities and the holding of uncertificated securities operated by Euroclear

“Dealing Disclosure”	has the same meaning as in Rule 8 of the Takeover Code

“Disclosed”	information which has been fairly disclosed by Synergy: (i) in any of the documents, papers or written information made available to STERIS in the data room maintained by Merrill Corporation by 5.00pm London time on the last Business Day immediately preceding the Announcement Date; (ii) in Synergy’s most recent published annual and/or half yearly report and accounts; or (iii) in a public announcement made by Synergy via a Regulatory Information Service prior to 5.00pm London time on the last Business Day immediately preceding the Announcement Date

“Effective Date”	the date on which the Scheme becomes effective in accordance with its terms

“Enterprise Act 2002”	the Enterprise Act 2002 as amended from time to time

“Euroclear”	Euroclear UK and Ireland Limited

“EU Merger Regulation”	Council Regulation EC 139/2004 of 20 January 2004 on the control of concentrations between undertakings

“FCA”	the UK Financial Conduct Authority acting in its capacity as the competent authority for the purposes of Part VI of the UK Financial Services and Markets Act 2000

“Forms of Proxy”	the forms of proxy for use by Synergy Shareholders in connection with the Court Meeting and the General Meeting

“General Meeting”	the meeting of Synergy Shareholders to be convened for the purposes of considering and, if thought fit, approving the special resolution required to approve the Capital Reduction and certain other matters ancillary to the Scheme and its implementation, and any adjournment thereof

“HSR Act”	the U.S. Hart Scott Rodino Antitrust Improvements Act of 1976

“Investec”	Investec Bank plc

“Latest Practicable Date”	10 October 2014, being the latest practicable date prior to the release of this Announcement

“Law”	any national, federal, state, local, regional foreign or supranational law, including statute, ordinance, rule, regulation, secondary legislation, common law, civil and criminal law, judgment, order, injunction, decree, requirement, notice, license or permit of any Relevant Authority;

“Lazard”	Lazard & Co., Limited

“London Stock Exchange”	London Stock Exchange plc

“New STERIS”	Solar New HoldCo Limited, a company formed and incorporated for the purposes of the Combination and as the ultimate holding company of the Combined Group

“New STERIS Share”	an ordinary share of £0.01 in New STERIS

“New STERIS Shareholders”	the holders of ordinary shares in New STERIS

“NYSE”	the New York Stock Exchange

“Offer”	the proposed offer by New STERIS for the entire issued and to be issued ordinary share capital of Synergy, to be implemented by means of the Scheme (or if STERIS so elects, by means of a Contractual Offer) on the terms and subject to the Conditions set out in this Announcement and, where the context admits, any subsequent revision, variation, extension or renewal thereof

“Offer Period”	the offer period (as defined in the Takeover Code) relating to Synergy, which commenced on 13 October, 2014

“Official List”	the Official List maintained by the UKLA

“Opening Position Disclosure”	has the same meaning as in Rule 8 of the Takeover Code

“Overseas Shareholders”	Synergy Shareholders (or nominees, or custodians or trustees of Synergy Shareholders) who are resident in, or nationals or citizens of jurisdictions outside the UK or who are citizens or residents of countries other than the UK

“Panel”	the Panel on Takeovers and Mergers

“Quantified Financial Benefits Statement”	the statements set out in paragraph 6 and Appendix 5 of this Announcement

“Reduction Court Order”	the order of the Court, to be granted at the Reduction Court Hearing, confirming the Capital Reduction

“Reduction Court Hearing”	the hearing by the Court (including any adjournment thereof) of the application to confirm the Capital Reduction

“Reduction Record Time”	the time and date specified in the Scheme Document by reference to which the Scheme will be binding on holders of Scheme Shares at such time

“Relevant Authority”	any government or governmental, quasi-governmental, supranational, statutory, administrative or regulatory body, authority, court, trade agency, association, institution, environmental body and bodies responsible for the review and/or approval of mergers, acquisitions, concentrations, joint ventures, or any other similar matter

“Resolutions”	the resolutions to be proposed at the Court Meeting and the General Meeting to be set out in the Notice of Court Meeting and Notice of General Meeting and contained in the Scheme Document

“Restricted Jurisdiction”	any jurisdiction where the extension or availability of the Offer would breach any applicable law

“RFID”	radio frequency identification

“Scheme”	the proposed scheme of arrangement under Part 26

of the Companies Act between Synergy and Scheme Shareholders in connection with the Offer, with or subject to any modification, addition or condition approved or imposed by the Court and agreed by Synergy and STERIS

“Scheme Court Hearing”	the hearing by the Court (including any adjournment thereof) of the petition to sanction the Scheme

“Scheme Court Order”	the order of the Court sanctioning the Scheme under Part 26 of the Companies Act

“Scheme Document”	the document to be sent to Synergy Shareholders, containing, amongst other things, the Scheme and the notices convening the Court Meeting and the General Meeting

“Scheme Shareholders”	the holders of Scheme Shares

“Scheme Shares”

the Synergy Shares:

(a)    in issue at the date of the Scheme Document;

(b)    (if any) issued after the date of the Scheme Document but before the Voting Record Time; and

(c)    (if any) issued at or after the Voting Record Time but at or before the Reduction Record Time on terms that the holder thereof shall be bound by the Scheme or in respect of which the original or any subsequent holders thereof are, or have agreed in writing to be, bound by the Scheme and, in each case, which remain in issue at the Reduction Record Time, in each case other than any Synergy Shares legally or beneficially owned by New STERIS or any member of the STERIS Group

“Securities Act”	the U.S. Securities Act of 1933, as amended

“Solar US Parent Co”	Solar US Parent Co, a wholly owned subsidiary of New STERIS

“STERIS Board”	the board of directors of STERIS

“STERIS Facility”	the bridge credit facility dated 13 October 2014 being made available by Bank of America Merrill Lynch as administrative agent to Solar US Parent Co

“STERIS Group”	STERIS and each of its subsidiaries

“STERIS Merger”	the merger of U.S. Merger Sub with and into STERIS

“STERIS Merger Effective Date”	the date on which the STERIS Merger becomes effective in accordance with its terms

“STERIS Stockholders”	the holders of ordinary stock in STERIS

“Synergy Board”	the board of Synergy Directors

“Synergy Directors”	the directors of Synergy

“Synergy Group”	Synergy and each of its subsidiaries

“Synergy Share”	an ordinary share of 0.625p in Synergy

“Synergy Share Schemes”	the Synergy Healthcare Long Term Incentive Plan, the Synergy Health plc Save As You Earn Scheme, the Isotron plc 2004 Performance Share Plan and the Synergy Healthcare plc Executive Share Option Scheme

“Synergy Shareholders”	the holders of ordinary shares in Synergy

“Takeover Code”	the City Code on Takeovers and Mergers

“UK” or “United Kingdom”	the United Kingdom of Great Britain and Northern Ireland

“UKLA”	the UK Listing Authority, being the FCA

“U.S.” or “United States”	the United States of America

“U.S. Merger Agreement”	the agreement dated 13 October 2014 between (amongst others) U.S. Merger Sub, New STERIS and STERIS pursuant to which U.S. Merger Sub shall merge with and into STERIS

“U.S. Merger Sub”	Solar US Merger Sub Inc., an indirect wholly owned subsidiary of New STERIS

“Voting Record Time”	the date and time specified in the Scheme Document by reference to which entitlement to vote at the Court Meeting and the General Meeting will be determined

“Wider STERIS Group”	STERIS and its associated undertakings and any other body corporate, partnership, joint venture or person in which STERIS and all such undertakings (aggregating their interests) have a direct or indirect interest of 20% or more of the total voting rights, which in the case of a person or entity with equity share capital, means 20% or more of the total voting rights conferred by the equity share capital (as defined in section 548 of the Companies Act) of such undertaking

“Wider New STERIS Group”	New STERIS and its associated undertakings and any other body corporate, partnership, joint venture or person in which New STERIS and all such undertakings (aggregating their interests) have a direct or indirect interest of 20% or more of the total voting rights, which in the case of a person or entity with equity share capital, means 20% or more of the total voting rights conferred by the equity share capital (as defined in section 548 of the Companies Act) of such undertaking, including after the Combination the Wider STERIS Group and the Wider Synergy Group

“Wider Synergy Group”	Synergy and its associated undertakings and any other body corporate, partnership, joint venture or person in which Synergy and all such undertakings (aggregating their interests) have a direct or indirect interest of 20% or more of the total voting rights, which in the case of a person or entity with equity share capital, means 20% or more of the total voting rights conferred by the equity share capital (as defined in section 548 of the Companies Act) of such undertaking

For the purposes of this Announcement, “subsidiary”, “subsidiary undertaking”, “associated undertaking” and “undertaking” have the meanings given to such terms in the Companies Act.

Appendix 2

CONDITIONS AND CERTAIN FURTHER TERMS OF THE OFFER

Conditions of the Offer

1.	The Offer will be conditional upon the Scheme, subject to the Takeover Code, becoming unconditional and becoming effective by no later than 13 April 2015 or such later date (if any) as STERIS and Synergy may, with the consent of the Panel (if required), agree and (if required) the Court may approve.

2.	The Scheme will be subject to the following Conditions:

(a)	its approval at the Court Meeting and at any separate class meeting which may be required (or any adjournment thereof) by a majority in number representing 75% or more in value of Scheme Shareholders who are on the register of members of Synergy at the Voting Record Time and who are present and voting, either in person or by proxy;

(b)	the Court Meeting being held on or before the 22nd day after the expected date of the Court Meeting to be set out in the Scheme Document (or such later date as may be agreed by STERIS and Synergy);

(c)	the special resolution required to approve amendments to the articles of association of Synergy in connection with and to facilitate the Scheme and the Capital Reduction, as set out in the notice of General Meeting being duly passed at the General Meeting (or any adjournment thereof) by Synergy Shareholders representing at least 75% of Synergy Shareholders who are on the register of members of Synergy at the Voting Record Time and who are present and voting, either in person or by proxy;

(d)	the General Meeting being held on or before the 22nd day after the expected date of the General Meeting to be set out in the Scheme Document (or such later date as may be agreed by STERIS and Synergy);

(e)	(x) the sanction of the Scheme and (y) the confirmation of the Capital Reduction by the Court (in each case without modification or with such modification as is agreed by STERIS and Synergy) and:

(i)	the delivery for registration of office copies of each of the Scheme Court Order and the Reduction Court Order (with the statement of capital attached thereto) to the Registrar of Companies in England and Wales; and

(ii)	if so ordered by the Court in order to take effect, the registration of the Reduction Court Order and such statement of capital by the Registrar of Companies in England and Wales;

(f)	the Scheme Court Hearing being held on or before the 22nd day after the expected date of the Scheme Court Hearing to be set out in the Scheme Document (or such later date as may be agreed by STERIS and Synergy); and

(g)	the Reduction Court Hearing being held on or before the 22nd day after the expected date of the Reduction Court Hearing to be set out in the Scheme Document (or such later date as may be agreed by STERIS and Synergy).

3.	In addition, Synergy and STERIS have agreed that the Scheme will be conditional on the following matters and accordingly, the necessary actions to make the Scheme effective shall not be taken unless the following Conditions have been satisfied or waived:

Joint Proxy Statement and Prospectus

(a)	the Form S-4 having become effective under the Securities Act and not having been the subject of any stop order suspending its effectiveness, and no proceedings seeking any such stop order having been initiated or threatened by the SEC;

Consummation of the STERIS Merger

(b)	(i) the U.S. Merger Agreement being duly approved by the affirmative vote of the holders of a majority of the outstanding STERIS Shares entitled to vote on such matter at a STERIS Stockholders’ meeting duly called and held for such purpose in accordance with applicable law and the articles of incorporation and regulations of STERIS and (ii) all of the conditions to the STERIS Merger having been satisfied such that, if the Scheme becomes effective, the STERIS Merger will become effective in accordance with its terms substantially concurrently with, or promptly after, the Scheme becomes effective;

Admission of the New STERIS Shares

(c)	all of the New STERIS Shares issuable pursuant to the Scheme and the STERIS Merger having been approved for listing on the NYSE, subject to official notice of issuance;

Merger Control

(d)

(i)	all notifications and filings under the HSR Act, as amended, and the regulations promulgated thereunder, shall have been made in connection with the Combination or any aspect of the Combination and all applicable waiting periods (including any extensions thereof) shall have expired or been terminated;

(ii)	the CMA issuing a decision, in terms satisfactory to STERIS, that it is not making a CMA Phase 2 Reference in respect of the Combination or any matter arising from it;

(iii)	in the event that the European Commission decides to examine the Combination or any matter arising from it pursuant to Article 22(3) of the EU Merger Regulation, the European Commission having declared it compatible with the internal market pursuant to Article 6(1)(b) of the EU Merger Regulation on terms satisfactory to STERIS;

Any Other Mandatory or Appropriate Merger Control Filings

(e)

any other mandatory or previously agreed merger control filings and notifications required to implement the Scheme having been made, all applicable waiting periods (including any extensions thereof) under any applicable legislation or regulations of any jurisdiction having expired, lapsed or been terminated, in each case in respect of the Combination and the acquisition of any Synergy Shares, or of control of Synergy, by New STERIS, and all authorisations, orders, recognitions, grants, consents, licences, confirmations, clearances, permissions necessary or appropriate in any jurisdiction for, or in respect of, the Combination having been obtained in terms reasonably satisfactory to New STERIS from all appropriate Relevant Authorities and all such authorisations remaining in full force and effect at the time at which the Scheme becomes effective and STERIS having no knowledge of an intention or proposal to revoke, suspend or modify or not to renew any of the same and all necessary statutory or regulatory obligations in any jurisdiction having been complied with, in each case except where not material in the context of the Offer;

Absence of Injunction or Impediment

(f)	no Relevant Authority or any other person or body in any jurisdiction having decided to take, instituted, implemented or threatened any action, proceedings, suit, investigation, enquiry or reference, or made, proposed or enacted any statute, regulation, order or decision or taken any other steps, and there not continuing to be outstanding any statute, regulation, order or decision, which would or would reasonably be expected to:

(i)	make the Scheme or the STERIS Merger or any aspect of the Scheme or the STERIS Merger void, illegal or unenforceable or otherwise materially restrict, restrain, prohibit, delay or interfere with the implementation thereof, or impose material additional conditions or obligations with respect thereto, or require material amendment thereof or otherwise challenge or interfere therewith;

(ii)	require or prevent the divestiture by any member of the Wider Synergy Group or any member of the Wider STERIS Group or any member of the Wider New STERIS Group of all or a material portion of their respective businesses, assets or property or impose any material limitation on the ability of any of them to conduct their respective businesses or own any of their assets or property to an extent which is material in the context of the Wider Synergy Group taken as whole or the Wider STERIS Group taken as a whole or the Wider New STERIS Group taken as a whole, as applicable, or material in the context of the Offer;

(iii)	impose any limitation on or result in a delay in the ability of any member of the Wider Synergy Group or the Wider STERIS Group or the Wider New STERIS Group to acquire or to hold or to exercise effectively any rights of ownership of shares or loans or securities convertible into shares in any member of the Wider Synergy Group or of the Wider STERIS Group or of the Wider New STERIS Group held or owned by it or to exercise management control over any member of the Wider Synergy Group or of the Wider STERIS Group or the Wider New STERIS Group to an extent which is material in the context of the Wider Synergy Group taken as a whole or the Wider STERIS Group or the Wider New STERIS Group taken as a whole or material in the context of the Offer; or

(iv)	otherwise materially and adversely affect the assets, business, profits or prospects of any member of the Wider STERIS Group or of any member of the Wider Synergy Group or the Wider New STERIS Group,

and all applicable waiting and other time periods during which any such Relevant Authority could decide to take, institute, implement or threaten any such action, proceeding, suit, investigation, enquiry or reference having expired, lapsed or been terminated;

Certain Matters Arising as a Result of Any Arrangement, Agreement, etc.

(g)	except as Disclosed, there being no provision of any arrangement, agreement, licence, permit or other instrument to which any member of the Wider Synergy Group is a party or by or to which any such member or any of their assets is or may be bound, entitled or subject to and which, in consequence of the Offer or the acquisition or proposed acquisition of any Synergy Shares, or control of Synergy by New STERIS or otherwise, would or would reasonably be expected to, to an extent which is material in the context of the Wider Synergy Group taken as a whole or material in the context of the Offer, result in:

(i)	any monies borrowed by, or other indebtedness actual or contingent of, any such member of the Wider Synergy Group being or becoming repayable or being capable of being declared repayable immediately or prior to its or their stated maturity or the ability of any such member to borrow monies or incur any indebtedness being inhibited or becoming capable of being withdrawn;

(ii)	the creation or enforcement of any mortgage, charge or other security interest over the whole or any part of the business, property or assets of any such member or any such security (whenever arising or having arisen) being enforced or becoming enforceable;

(iii)	any such arrangement, agreement, licence or instrument being or becoming capable of being terminated or adversely modified or any action being taken of an adverse nature or any obligation or liability arising thereunder;

(iv)	any obligation to obtain or acquire any license, permission, approval, clearance, permit, notice, consent, authorisation, waiver, grant, concession, agreement, certificate, exemption, order or registration from any governmental authority or any other person;

(v)	any assets of any such member being disposed of or charged, or any right arising under which any such asset could be required to be disposed of or charged, other than in the ordinary course of business;

(vi)	the interest or business of any such member of the Wider Synergy Group in or with any firm or body or person, or any agreements or arrangements relating to such interest or business, being terminated or adversely modified or affected;

(vii)	any such member ceasing to be able to carry on business under any name under which it presently does so;

(viii)	the creation of liabilities (actual or contingent) of any such member or for which any such member may be responsible;

(ix)	the creation or acceleration of any liability to taxation or an adverse effect on the tax position of any such member or, after the Offer, the Wider New STERIS Group;

(x)	the financial or trading position of any such member being prejudiced or adversely affected,

and no event having occurred which, under any provision of any arrangement, agreement, licence or other instrument to which any member of the Wider Synergy Group is a party, or under which any of its assets may be bound or subject, could result in any of the events or circumstances as are referred to in paragraphs (i) to (iv) of condition (f);

Certain Events Occurring Since Publication of Annual Results

(h)	except as Disclosed, no member of the Wider Synergy Group having, since 30 March 2014:

(i)	issued, agreed to issue or proposed the issue of additional shares or securities of any class, or securities convertible into, or exchangeable for or rights, warrants or options to subscribe for or acquire, any such shares, securities or convertible securities (save as between Synergy and wholly-owned subsidiaries of Synergy and save for options granted, and for any Synergy Shares allotted upon exercise of options granted under and in accordance with the terms of the Synergy Share Schemes), or redeemed, purchased or reduced any part of its share capital;

(ii)	sold or transferred or agreed to sell or transfer any treasury shares (save for the issue or transfer out of treasury of shares following the exercise of any employee share options or vesting of employee share awards in the ordinary course under the Synergy Share Schemes);

(iii)	recommended, declared, paid or made or proposed to recommend, declare, pay or make any bonus, dividend or other distribution other than to Synergy or another member of the Wider Synergy Group;

(iv)	other than the Scheme and the STERIS Merger, agreed, authorised, proposed or announced its intention to propose any merger or demerger or acquisition or disposal of assets or shares which is material in the context of the Wider Synergy Group taken as a whole or material in the context of the Offer (other than in the ordinary course of trading) or to any change in its share or loan capital (or equivalent thereof) (in each case save for intra Synergy Group transactions in the ordinary course);

(v)	issued, authorised or proposed the issue of any debentures or incurred any indebtedness or contingent liability other than in the ordinary course of trading (in each case save for intra Synergy Group transactions in the ordinary course) which is material in the context of the Synergy Group taken as a whole or material in the context of the Combination;

(vi)	acquired or disposed of or transferred, mortgaged or encumbered any asset or any right, title or interest in any asset (other than in the ordinary course of trading) in a manner which is material in the context of the Wider Synergy Group taken as a whole or material in the context of the Combination;

(vii)

entered into or varied or announced its intention to enter into or vary any contract, arrangement or commitment (whether in respect of capital expenditure or otherwise) which is of a long-term or unusual nature or is outside the ordinary course of business or involves or could involve an obligation of a nature or magnitude, and in any such case which contract, arrangement, commitment or variance is material in the context of the Wider Synergy Group taken as a whole or material in the context of the Offer, including any contract, arrangement, commitment or variance that limits in any material respect the freedom of any member of the Wider Synergy Group to compete in any line of business or geographic region, or which requires any member of the Wider Synergy Group to work exclusively with any person in any business line or geographic region, or which by its terms would so limit the freedom of or restrict the Combined Group following completion of the Offer;

(viii)	entered into or proposed or announced its intention to enter into any reconstruction, amalgamation, transaction or arrangement (otherwise than in the ordinary course of business) which is material in the context of the Wider Synergy Group taken as a whole or material in the context of the Offer;

(ix)	taken any action or having had any steps taken or legal proceedings initiated or threatened against it for its winding-up or dissolution or for it to enter into any arrangement or composition for the benefit of its creditors, or for the appointment of a receiver, administrator, trustee or similar officer of it or any of its assets (or any analogous proceedings or appointment in any overseas jurisdiction) (save in respect of a member of the Synergy Group which is dormant and was solvent at the relevant time);

(x)	been unable, or admitted in writing that it is unable, to pay its debts or having stopped or suspended (or threatened to stop or suspend) payment of its debts generally or ceased or threatened to cease carrying on all or a substantial part of its business;

(xi)	other than any retention bonuses within the scope set out in this Announcement, or as otherwise agreed with STERIS, entered into or varied or made any offer to enter into or vary the terms of any service agreement or arrangement with any of the directors or any employee of the Wider Synergy Group with an annual base salary in excess of £100,000 or who occupies a position of senior manager or higher rank;

(xii)	other than any retention bonuses within the scope set out in this Announcement, or as otherwise agreed with STERIS, proposed, agreed to provide or modified the terms of any share option scheme, incentive scheme or other benefit relating to the employment or termination of employment of any employee of the Wider Synergy Group;

(xiii)	except in relation to necessary and consequential changes made as a result of, or arising from, changes to legislation following the Announcement Date, made or agreed or consented to any change to the terms of the trust deeds and rules constituting the pension scheme(s) established for its directors, employees or their dependants or any material change to the benefits which accrue, or to the pensions which are payable, thereunder, or to the basis on which qualification for, or accrual or entitlement to, such benefits or pensions are calculated or determined or to the basis upon which the liabilities (including pensions) of such pension schemes are funded or made or agreed or consented to in each case which is material in the context of the Wider Synergy Group taken as a whole or material in the context of the Offer;

(xiv)	taken any action which results in the creation or acceleration of any material tax liability for any member of the Wider Synergy Group or a material adverse effect on the tax position of any such member or, after the Combination, any member of the Wider New STERIS Group;

(xv)	entered into, implemented or authorised the entry into, any joint venture, asset or profit sharing arrangement, partnership or merger of business or corporate entities;

(xvi)	waived, compromised or settled any claim which is material in the context of the Wider Synergy Group taken as a whole or material in the context of the Offer; or

(xvii)	entered into or made an offer (which remains open for acceptance) to enter into any agreement, arrangement or commitment or passed any resolution with respect to any of the transactions or events referred to in this paragraph (h);

No Adverse Change, Litigation, Regulatory Enquiry or Similar

(i)	since 30 March 2014, except as Disclosed or where not material in the context of the Wider Synergy Group taken as a whole or not material in the context of the Offer:

(i)	there having been no adverse change in the business, assets, financial or trading position or profits or prospects of any member of the Wider Synergy Group;

(ii)	no litigation, arbitration proceedings, prosecution or other legal proceedings having been instituted, announced or threatened by or against or remaining outstanding against any member of the Wider Synergy Group and no enquiry or investigation by or complaint or reference to any Relevant Authority against or in respect of any member of the Wider Synergy Group having been threatened, announced or instituted or remaining outstanding; and

(iii)	no contingent or other liability having arisen or been incurred which might reasonably be expected to adversely affect any member of the Wider Synergy Group;

No Discovery of Certain Matters Regarding Information, Liabilities and Environmental issues

(j)	except as Disclosed, or where not material in the context of the Wider Synergy Group taken as a whole or not material in the context of the Offer, STERIS not having discovered in relation to the Wider Synergy Group, that:

(i)	the financial, business or other information concerning the Wider Synergy Group which has been disclosed at any time by or on behalf of any member of the Wider Synergy Group publicly (by the delivery of an announcement to a Regulatory Information Service), either contains a material misrepresentation of fact or omits to state a fact necessary to make the information contained therein not materially misleading;

(ii)	any member of the Wider Synergy Group is subject to any liability, contingent or otherwise, which is not disclosed in the annual report and accounts of Synergy for the financial year ended 30 March 2014;

(iii)	any past or present member of the Wider Synergy Group has not complied with all applicable Laws of any jurisdiction (including without limitation any Law relating to environmental, anti-corruption and bribery matters) which non-compliance would be likely to give rise to any liability (whether actual or contingent) on the part of any member of the Wider Synergy Group;

(iv)	there has been a disposal, spillage, emission, discharge or leak of waste or hazardous substance or any substance reasonably likely to impair the environment or harm human health on, or from, any land or other asset now or previously owned, occupied or made use of by any past or present member of the Wider Synergy Group, or in which any such member may now or previously have had an interest, which would be reasonably likely to give rise to any liability (whether actual or contingent) on the part of any member of the Wider Synergy Group;

(v)	there is or is reasonably likely to be any obligation or liability (whether actual or contingent) to make good, repair, reinstate or clean up any property now or previously owned, occupied or made use of by any past or present member of the Wider Synergy Group or in which any such member may now or previously have had an interest under any environmental legislation or regulation or notice, circular or order of any Relevant Authority in any jurisdiction; or

(vi)	circumstances exist whereby any Relevant Authority or any person or class of persons would be reasonably likely to have any claim or claims in respect of any product or process of manufacture, or materials used therein, now or previously manufactured, sold, licensed or carried out by any past or present member of the Wider Synergy Group which claim or claims would be reasonably likely to affect adversely any member of the Wider Synergy Group.

Conditions 3(a) to (j) inclusive must be fulfilled, be determined by STERIS or New STERIS to be satisfied or (if capable of waiver) be waived by STERIS or New STERIS prior to commencement of the Scheme Court Hearing (or such later date as agreed between STERIS and Synergy and with the approval of the Panel (if required)), failing which the Scheme shall lapse.

To the extent permitted by law and subject to the requirements of the Panel, STERIS or New STERIS reserve the right to waive all or any of the Conditions (other than Conditions 1, 2 (except as set out below), 3(a), 3(b) and 3(c)) inclusive, in whole or in part.

Certain Further Terms of the Offer

1.	Subject to the requirements of the Panel, STERIS or New STERIS reserve the right to waive:

(a)	any of the Conditions set out in the above Condition 2 in respect of any requirements therein for the timing of the Court Meeting, the General Meeting, the Scheme Court Hearing to sanction the Scheme, the effectiveness of the Scheme, and the timing of the Reduction Court Hearing. If any such deadline is not met, STERIS or New STERIS will make an announcement by 8.00 a.m. on the Business Day following such deadline confirming whether it has invoked or waived the relevant Condition or agreed with Synergy to extend the deadline in relation to the relevant Condition; and

(b)	in whole or in part, all or any of the above Conditions 3 (d) to (j) (inclusive).

2.	If STERIS or New STERIS is required by the Panel to make an offer for Synergy Shares under the provisions of Rule 9 of the Takeover Code, STERIS or New STERIS may make such alterations to any of the above Conditions and terms of the Offer as are necessary to comply with the provisions of that Rule.

3.	The Combination shall lapse (unless otherwise agreed with the Panel) if:

(a)	it becomes the subject of a CMA Phase 2 Reference, or the European Commission either initiates proceedings under Article 6(1)(c) of the EU Merger Regulation in respect of the Combination or makes a referral of any part of the Combination to a competent authority of the United Kingdom under Article 9(1) of the EU Merger Regulation and there is subsequently a CMA Phase 2 Reference in respect of the Combination; or

(b)	in so far as the Combination or any matter arising from the Scheme or the Combination does not constitute a concentration with an EU dimension within the scope of the EU Merger Regulation, the European Commission decides to examine the Combination or any matter arising from it pursuant to Article 22(3) of the EU Merger Regulation and the European Commission initiates proceedings under Article 6(1)(c) of the EU Merger Regulation in respect of the Combination, in each case, before the date of the Court Meeting or the General Meeting.

4.	Neither STERIS nor New STERIS shall be under any obligation to waive (if capable of waiver), to determine to be or remain satisfied or to treat as fulfilled any of Conditions 2 (to the extent capable of waiver), 3(d) to (j) (inclusive) by a date earlier than the latest date for the fulfilment of that Condition notwithstanding that the other Conditions of the Offer may at such earlier date have been waived or fulfilled and that there are at such earlier date no circumstances indicating that any of such Conditions may not be capable of fulfilment.

5.	If the Combination is implemented by way of a Contractual Offer, the Synergy Shares acquired under the Offer shall be acquired fully paid and free from all liens, equities, charges, encumbrances, options, rights of pre-emption and any other third party rights and interests of any nature and together with all rights attaching or accruing to them, including voting rights and the right to receive and retain in full all dividends and other distributions (if any) declared, made or paid on or after the date of this announcement.

6.	If prior to the Capital Reduction, any dividend or other distribution is declared or paid by Synergy), STERIS or New STERIS reserves the right (without prejudice to any right of STERIS or New STERIS, with the consent of the Panel, to invoke Condition 3(h)(iii) above) to reduce the consideration payable under the Scheme in respect of a Synergy Share by the aggregate amount of such dividend or distribution (excluding associated tax credit).

If any such dividend or distribution is paid or made before the Capital Reduction, if STERIS or New STERIS exercises its rights described in this paragraph, any reference in this announcement to the consideration payable under the Scheme shall be deemed to be a reference to the consideration as so reduced.

To the extent that such a dividend or distribution has been declared but not paid prior to the Capital Reduction and such dividend or distribution is cancelled, then the consideration payable under the Scheme shall not be subject to change in accordance with this paragraph.

Any exercise by STERIS or New STERIS of its rights referred to in this paragraph shall be the subject of an announcement and, for the avoidance of doubt, shall not be regarded as constituting any revision or variation of the Offer.

7.	STERIS or New STERIS reserve the right to elect (subject to the consent of the Panel) to implement the acquisition of the Synergy Shares by way of a Contractual Offer as an alternative to the Scheme. In such event, the Offer will be implemented by New STERIS or STERIS and/or a wholly-owned subsidiary of STERIS on substantially the same terms as those which would apply to the Scheme subject to appropriate amendments, including (without limitation) an acceptance condition set at 90% (or such lesser percentage, being more than 50%, as STERIS may decide) of the Synergy Shares to which the offer relates.

8.	The ability of the persons not resident in the United Kingdom to participate in the Combination and/or receive New STERIS Shares may be affected by the laws of the relevant jurisdictions.

Persons who are not resident in the United Kingdom should inform themselves about and observe any applicable requirements.

9.	The Offer is not being made, directly or indirectly, in, into or from, or by use of the mails of, or by any means of instrumentality (including, but not limited to, facsimile, e-mail or other electronic transmission, telex or telephone) of interstate or foreign commerce of, or of any facility of a national, state or other securities exchange of, any jurisdiction where to do so would violate the laws of that jurisdiction.

10.	Under Rule 13.5 of the Takeover Code, New STERIS may not invoke a condition to the Scheme so as to cause the Scheme not to proceed, to lapse or to be withdrawn unless the circumstances which give rise to the right to invoke the condition are of material significance to New STERIS in the context of the Offer. The determination of whether or not such a condition can be invoked would be determined by the Panel. The conditions contained in Conditions 1,2 and 3(d)(ii) and (iii) are not subject to this provision of the Takeover Code.

11.	The New STERIS Shares to be issued under the Scheme will be issued credited as fully paid and will rank pari passu with all other New STERIS Shares, including the right to receive in full all dividends and other distributions, if any, declared, made or paid after the date hereof.

12.	Fractions of New STERIS Shares will not be allotted or issued to Synergy Shareholders pursuant to the Scheme. Fractional entitlements to New STERIS Shares will be rounded down to the nearest whole number of New STERIS Shares.

13.	The Offer is governed by the law of England and Wales and is subject to the jurisdiction of the English courts and to the Conditions and further terms set out in this Appendix 2 and to be set out in the Scheme Document. The Scheme will be subject to the applicable requirements of the Takeover Code, the Panel, the London Stock Exchange, the FCA and the UKLA.

Appendix 3

IRREVOCABLE UNDERTAKINGS AND LETTER OF INTENT

The following Synergy Directors and their connected persons have given irrevocable undertakings to vote in favour of the Scheme on the basis set out below:

Name of Director or connected person	Number of Synergy Shares in respect of which undertaking is given	Percentage of existing issued share capital of Synergy
Constance Frederique Baroudel	735	0.01
Adrian Vincent Coward	38,003	0.07
Gavin Fenton Hill	39,884	0.07
Anna Steeves	328,779	0.56
Richard Martin Steeves	219,222	0.38

Total	626,623	1.09

(a)	These irrevocable undertakings include undertakings:

(i)	to vote, or procure the vote, in favour (or to submit, or procure the submission of, Forms of Proxy voting in favour) of

•	the Scheme at the Court Meeting; and

•	the Resolution at the General Meeting; and

(ii)	if STERIS or New STERIS exercises its right to structure the Offer as a Contractual Offer, to accept, or procure the acceptance of the Contractual Offer.

(b)	These irrevocable undertakings will lapse if:

(i)	this Announcement has not been released within one business day following the date of such undertaking (or such later date as may be agreed between the parties); or

(ii)	the Scheme Document has not been posted within 28 days of this Announcement being released (or such later date as agreed by the Panel); or

(iii)	in the event the Scheme lapses or is withdrawn and at or before the time of such lapse or withdrawal, STERIS has not publicly confirmed that it intends to implement a Contractual Offer; or

(iv)	the Scheme has not become effective by 13 April 2015 (or such later date as may be agreed between the parties, with the approval of the Court and/or the Panel if required).

2.	The following Synergy Shareholder has given an irrevocable undertaking to vote in favour of the Scheme on the basis set out below:

Name of Synergy Shareholder	Number of Synergy Shares in respect of which undertaking is given	Percentage of existing issued share capital of Synergy
Kabouter Management LLC	2,179,398	3.69

(a)	This irrevocable undertaking includes undertakings:

(i)	to vote, or procure the vote, in favour (or to submit, or procure the submission of, Forms of Proxy voting in favour) of

•	the Scheme at the Court Meeting; and

•	the Resolution at the General Meeting; and

(ii)	if STERIS or New STERIS exercises its right to structure the Offer as a Contractual Offer, to accept, or procure the acceptance of the Contractual Offer.

(c)	This irrevocable undertaking will lapse if an announcement is made in accordance with Rule 2.7 of the Takeover Code of a competing offer in respect of the Synergy Shares and such competing offer represents a value per Synergy Share at the date and time in London of such announcement of not less than 110% of the value attributed to each Synergy Share by the Scheme or any Contractual Offer by STERIS.

3.	The following Synergy Shareholder has given a letter of intent to vote in favour of the Scheme on the basis set out below:

Name of Synergy Shareholder	Number of Synergy Shares in respect of which undertaking is given	Percentage of existing issued share capital of Synergy
AXA Investment Managers UK Limited	7,131,818	12.08

(a)	This letter includes the intention:

(i)	to vote in favour of

•	the Scheme at the Court Meeting; and

•	the Resolution at the General Meeting; and

(ii)	if STERIS or New STERIS exercises its right to structure the Offer as a Contractual Offer, to accept the Contractual Offer.

(b)	This letter will lapse if:

(i)	this Announcement is not made by 17 October 2014; or

(ii)	in the event the Scheme lapses or is withdrawn.

Appendix 4

BASES AND SOURCES OF INFORMATION

1.	The value of the Offer is calculated by reference to the closing price of £14.00 per Synergy Share on the Latest Practicable Date and on the basis of the current undiluted number of Synergy Shares in issue referred to in paragraph 4 below and the exchange rate referred to in paragraph 3 below.

2.	References to percentages of Synergy Shares (before completion of the Offer) are based upon the current undiluted number of Synergy Shares in issue referred to in paragraph 3 below. The fully diluted share capital of Synergy is 60,450,300 Synergy Shares.

3.	As at the close of business on the Latest Practicable Date, Synergy had in issue 59,024,389 Synergy Shares (being its undiluted share capital). This does not include any shares issuable pursuant to any options, warrants or other convertible securities in Synergy and assumes no further issue of Synergy Shares prior to completion of the Offer.

4.	Volume weighted average closing prices are the sum of the product of the daily closing share price (derived from Facset function: FG_PRICE) and the daily volume of shares traded (derived from Facset function: P_VOLUME), divided by the sum of the shares traded over the period.

5.	All closing prices for Synergy Shares are derived from FactSet (function: FG_PRICE). The International Securities Identification Number for Synergy Shares is GB0030757263.

6.	All closing prices for STERIS Shares are derived from FactSet (function: FG_PRICE). The International Securities Identification Number for STERIS Shares is US8591521005.

7.	An exchange rate of $1.61:£1 has been used, being the $/£ exchange rate as at close of business in London on the Latest Practicable Date, sourced from FactSet (function: P_EXCH_RATE(GBP,USD)).

8.	References to Synergy revenues are taken from Synergy’s unaudited trading statement for the period ended 28 September 2014 published on 13 October 2014.

Appendix 5

SYNERGIES

The announcement states that:

“The Board of STERIS believes that the Combination will result in compelling financial benefits to the Combined Group, including total annual pre-tax cost savings of $30 million or more, which will be phased in 50% in fiscal year 2016 and 100% thereafter. These benefits will be primarily derived from optimising global back-office infrastructure, leveraging best-demonstrated practices across plants, in-sourcing consumables, and eliminating redundant public company costs.”

In identifying these cost savings, the directors of STERIS have formulated the following bases of belief:

•	Corporate & back-office ($25m): merger benefits due to integration of support and back-office functions. Other areas of merger benefits include in-sourcing of the internal audit function and consolidation of insurance and bank arrangements.

•	Isomedix ($3m): merger benefits within the Isomedix division will be generated through improved production planning/loading in the expanded plant network in the USA and by Synergy’s differentiated production technology. Benefits will also be achieved by some consolidation of personnel in the USA.

•	Healthcare ($3m): merger benefits generated from the vertical integration in this area where STERIS is a supplier of consumables needed by Synergy’s HSS division and consumable purchases will now be in-sourced within the combined entity. Benefits will also be generated by in-sourcing maintenance (which Synergy currently outsources) and by consolidating distribution routes.

The phasing of the cost savings described above assumes, for these purposes, that completion of the Combination occurred by 31 March 2015.

It is expected that the realisation of the identified synergies will require estimated one-off cash costs of $60 million, largely occurring in fiscal year 2016 and in fiscal year 2017.

Aside from the one-off cash costs referred to above, the directors of STERIS do not expect any material dis-synergies to arise in connection with the merger of STERIS and Synergy.

In considering and reviewing these merger benefits, the directors of STERIS have used a discussion with senior management, publicly available sources of information relating to Synergy and a limited amount of private information shared by Synergy, which included:

•	selected lease agreements

•	selected employee contracts

•	high level organisational structure

•	high level IT estate information

•	selected management information

The publicly available sources, which included:

•	the Synergy annual report and accounts;

•	Synergy presentations to analysts;

•	Synergy website;

•	analysts’ research;

•	other public information; and

•	STERIS’s knowledge of the industry and of Synergy.

In preparing the merger benefits statement, STERIS has used an experienced team of senior personnel from across its business. This team has a proven track record of integrating businesses, re-scaling operations, delivering cost synergies and creating improved prospects for growth. The STERIS team has used STERIS’s experience of previous synergy exercises, in particular in relation to the acquisitions of Integrated Medical Systems (USA) and US Endoscopy Group, Inc. (USA), its own market intelligence and experience and its knowledge of STERIS’s similar businesses to assess the expected savings.

Management carried out the following procedures to identify the potential quantum and phasing of merger benefits within the areas above:

•	considered the organisation structures and future operating model of the combined business with specific reference made to application of the STERIS business operating model to the combined business including centralisation of back-office processes related to Finance, IT, HR and other support management functions;

•	developed hypotheses in each merger benefit area, identified the addressable costs and the potential quantum of each synergy;

•	validated these hypotheses through internal discussions and review of publicly available information;

•	used market intelligence and management’s own experience of identifying and delivering synergies from previous transactions, in particular the recent acquisitions by STERIS of US Endoscopy in fiscal year 2012 and IMS in fiscal year 2015; the STERIS management team also has experience in managing acquisitions and cost saving initiatives in Europe (Switzerland, France, UK);

•	used STERIS’s own track record of identifying and delivering cost savings from previous operational improvement initiatives (e.g. Isomedix lean initiative at Whippany in Q4 2010).

Management identifies that Synergy and STERIS operate in similar, complementary sectors with a relatively low degree of geographical overlap of operations. STERIS (in North America) and Synergy (in Europe and North America) both operate contract sterilization businesses primarily serving the healthcare and medical device sectors, albeit with different technologies. There are expected benefits to operations to the extent capacity can be shared and optimised between facilities.

In arriving at the estimate of synergies set out in this announcement, the directors of STERIS have made the following additional assumptions:

•	there will be no significant impact on the underlying operations of either business or their ability to win business from customers;

•	there will be no material change to macroeconomic, political or legal conditions in the markets or regions in which STERIS and Synergy operate that materially impact on the implementation or costs to achieve the proposed cost savings; and

•	there will be no material change in tax legislation or tax rates in the countries in which STERIS and Synergy operate that could materially impact the ability to achieve any benefits.

The directors of STERIS consider that the expected benefits will only accrue as a direct result of Synergy being combined with STERIS and could not be achieved in this form independently of the merger.

As required by Rule 28.1(a) of the Takeover Code, Ernst & Young (“EY”) have provided a report stating that, in their opinion, the merger benefits statement, for which the directors of STERIS are solely responsible, has been properly compiled on the basis stated. In addition, Lazard has provided a report for the purposes of Rule 28.1(a) of the Code stating that, in its opinion and subject to the terms of such report, the merger benefits statement, for which the directors of STERIS are solely responsible, has been prepared with due care and consideration.

Copies of EY’s and Lazard’s reports are set out below. Each of EY and Lazard, has given and has not withdrawn its consent to the publication of its report in the form and context in which it is included.

Notes:

1.	The statements of estimated cost savings and synergies relate to future actions and circumstances which, by their nature, involve risks, uncertainties and contingencies. As a result, the cost savings and synergies referred to may not be achieved, or may be achieved later or sooner than estimated, or those achieved could be materially different from those estimated.

2.	Due to the scale of the enlarged group, there may be additional changes to the enlarged group’s operations. As a result, and given the fact that the changes relate to the future, the resulting cost savings may be different than those estimated.

3.	No statement should be construed as a profit forecast or interpreted to mean that the combined group’s earnings in the first full year following a merger, or in any subsequent period, would necessarily match or be greater than or be less than those of STERIS and/or Synergy for the relevant preceding financial period or any other period.

Annexes

Ernst & Young LLP 1 More London Place London SE1 2AF

The Board of Directors	13 October 2014
STERIS Corporation
5960 Heisley Rd
Mentor,
OH 44060,
United States

Lazard & Co., Limited
50 Stratton Street,
W1J 8LL
United Kingdom

Dear Sirs,

We refer to the statement regarding the estimate of cost savings (“the Statement”) made by STERIS Corporation (“the Company”). The Statement, including the relevant bases of belief (including sources of information) is set out in section 8 and Appendix 5 of the announcement to be made by the Company under Rule 2.7 of the City Code on Takeovers and Mergers (the “City Code”) issued by the Company dated on 13 October (“the Announcement”). This report is required by Rule 28.1(a)(i) of the City Code and is given for the purpose of complying with that rule and for no other purpose.

Save for any responsibility that we may have to those persons to whom this report is expressly addressed, and for any responsibility arising under Rule 28.1(a)(i) of the City Code to any person as and to the extent there provided, to the fullest extent permitted by law we do not assume any responsibility and will not accept any liability to any other person for any loss suffered by any such other person as a result of, arising out of, or in connection with, this report or our statement, required by and given solely for the purposes of complying with Rule 23.3(b) of the City Code consenting to its inclusion in the Announcement.

Responsibility

It is the responsibility of the directors of the Company (“the Directors”) to prepare the Statement in accordance with the requirements of the City Code.

It is our responsibility to form an opinion as required by the Code as to the proper compilation of the Statement and to report that opinion to you.

It is the responsibility of Lazard & Co., Limited to form an opinion as required by the City Code as to whether the Statement has been prepared with due care and consideration.

Basis of opinion

We conducted our work in accordance with Standards for Investment Reporting 1000 (Investment Reporting Standards applicable to all engagements in connection with an investment circular) issued by the Auditing Practices Board in the United Kingdom. We have discussed the Statement together with the relevant bases of belief (including sources of information and assumptions) with the Directors and with Lazard & Co., Limited. Our work did not involve any independent examination of any of the financial or other information underlying the Statement.

Since the Statement and the assumptions on which it is based relate to the future and may therefore be affected by unforeseen events, we can express no opinion as to whether the actual results reported will correspond to those shown in the Statement and differences may be material.

Our work has not been carried out in accordance with auditing or other standards and practices generally accepted in other jurisdictions and accordingly should not be relied upon as if it had been carried out in accordance with those standards and practices.

Opinion

In our opinion, the Statement has been properly compiled on the basis stated.

Yours faithfully

Ernst & Young LLP

Report from Lazard & Co., Limited

The Board of Directors

STERIS Corporation

5960 Heisley Rd

Mentor,

OH 44060,

United States

13 October 2014

Dear Sirs,

Possible merger of STERIS Corporation (“STERIS”) and Synergy Health plc (“SYNERGY”)

We refer to the Quantified Financial Benefits Statement, the bases of belief thereof and the notes thereto (together, the “Statement”) as set out in Appendix 5 of this announcement, for which the Board of Directors of STERIS (the “Directors”) are solely responsible under Rule 28 of the City Code on Takeovers and Mergers (the “Code”).

We have discussed the Statement (including the assumptions and sources of information referred to therein), with the Directors and those officers and employees of STERIS who developed the underlying plans. The Statement is subject to uncertainty as described in this announcement and our work did not involve an independent examination of any of the financial or other information underlying the Statement.

We have relied upon the accuracy and completeness of all the financial and other information provided to us by STERIS, or otherwise discussed with us, and we have assumed such accuracy and completeness for the purposes of providing this letter.

We do not express any opinion as to the achievability of the quantified financial benefits identified by the Directors.

We have also reviewed the work carried out by Ernst & Young LLP and have discussed with them the opinion set out in Appendix 5 of this announcement addressed to yourselves and ourselves on this matter.

This letter is provided to you solely in connection with Rule 28.1(a)(ii) of the Code and for no other purpose. We accept no responsibility to STERIS or its shareholders or any person other than the Directors in respect of the contents of this letter; no person other than the Directors can rely on the contents of this letter, and to the fullest extent permitted by law, we exclude all liability to any other person, in respect of this letter or the work undertaken in connection with this letter.

On the basis of the foregoing, we consider that the Statement, for which you as the Directors are solely responsible, has been prepared with due care and consideration.

Yours faithfully,

Lazard & Co., Limited

Ernst & Young LLP 1 More London Place London SE1 2AF

The Directors	13 October 2014
STERIS Corporation
5960 Heisley Rd
Mentor,
OH 44060,
United States

Dear Sirs

We hereby give our consent to the publication in the announcement to be issued by STERIS Corporation under Rule 2.7 of the City Code on Takeovers and Mergers on 13 October 2014 (the “Announcement”) of our letter relating to the quantified financial benefits statement dated 13 October 2014 and of our name, in the form and context in which they are included, as shown in the enclosed proof of the Announcement which we have signed for identification.

Yours faithfully

STRICTLY PRIVATE AND CONFIDENTIAL

The Directors

STERIS Corporation

5960 Heisley Rd,

Mentor, OH 44060,

United States

Attention: Adam Zangerle, General Counsel

13 October 2014

Dear Sirs

Announcement to be made by Steris

We refer to the announcement proposed to be issued by STERIS Corporation on or around 13 October 2014 under Rule 2.7 of the City Code on Takeovers and Mergers regarding a recommended combination of STERIS Corporation and Synergy plc (the “Announcement”), a near final draft of which is attached and initialled for the purposes of identification.

Lazard hereby consents to:

•	the publication in the Announcement of our letter relating to the quantified financial benefits statement dated 13 October 2014; and

•	the inclusion in the Announcement of our name and the references thereto,

in the form and context in which they are included in the Announcement.

Yours faithfully,

For and on behalf of Lazard & Co., Limited

Appendix 6

ANTICIPATED CONSTITUTIONAL PROVISIONS

Provision	Proposal	Synergy’s current regime
Section 551 Authority and Disapplication of Section 561	Standing authorisation for five years for board to allot a specified number of shares. Pre-emption rights are disapplied accordingly.	Authority to allot shares and corresponding disapplication of pre-emption rights customarily sought annually from the shareholders.

Additional Circumstances where Board may Allot Shares

Power for board to allot shares including without limitation, where New STERIS does not require capital, where, in the opinion of the board, acting in good faith, it is necessary to do so to prevent, in the context of an acquisition or potential acquisition of 20 per cent or more of the issued voting shares:

(a)    the use of abusive tactics by any person in connection with such acquisition;

(b)    unequal treatment of shareholders;

(c)    an acquisition at a price which would undervalue New STERIS; and/or

(d)    harm to the prospects of the success of New STERIS for the benefit of its members as a whole.

No equivalent provision in Synergy’s articles. Under the Takeover Code, the board of a public UK company is constrained from implementing such rights.

Quorum for General Meeting	Shareholders representing a majority of the voting rights of all shareholders entitled to vote.	Two qualifying shareholders present in person or by proxy.

Chairman’s Casting Vote	The chairman at a general meeting has a casting vote if equal votes are cast for and against a resolution on a show of hand or on a poll.	The chairman does not have a casting vote.

Business Combinations	Any sale, lease or exchange of all or substantially all of New STERIS’s property must be approved by shareholders representing at least two thirds in nominal value of New STERIS’s issued share capital.	No equivalent provision in Synergy’s articles. The UK Listing Rules class tests apply.

Provision	Proposal	Synergy’s current regime
Mandatory Offer Provisions

Provisions based on those contained in Rule 9 of the Takeover Code such that any person acquiring interests in shares which would breach any of the limits contained in Rule 9 (if it were to apply to New STERIS) would contravene the articles unless the board determines otherwise.

Unless the board determines otherwise, an acquisition would also be a contravention where it was not made in accordance with any of Rules 4, 5, 6, 8, 9 or 11 of the Takeover Code if the Takeover Code had applied to New STERIS.

A contravention would, if the board so determines, result in any shares held by the relevant person(s) being disenfranchised, dividend rights in respect of such shares being suspended, and/or transfers of such shares not being registered.

Exception will apply to, without limitation:

(a)    an acquisition permitted by the board or an offer recommended by the board;

(b)    a voluntary cash offer for the entire share capital of New STERIS made in accordance with the Takeover Code (if it had applied to New STERIS);

(c)    an acquisition previously approved in general meeting by shareholders who are independent of the acquirer and its concert parties.

The board will have full authority to determine the application of these provisions, including as to the application of the Takeover Code.

Rule 9 of the Takeover Code applies.